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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ZaZa Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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1301 McKinney Street • Suite 2800 • Houston, Texas 77010

June 4, 2015

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of ZaZa Energy Corporation (the "Company," "we," "us" or "our") will be held in the Houston Room at the Coronado Club at 919 Milam St. #500, Houston, Texas 77002 on Monday, July 6, 2015, at 11:00 a.m., Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

  (1)
  The election of six directors nominated to our board of directors to serve until the next Annual Meeting of Stockholders;

  (2)
  The approval of an amendment to the ZaZa Corporation Long-Term Incentive Plan that, among other things, increases the available shares of our common stock for issuance by 10 million shares and provides for automatic subsequent increases equal to 15% of future common stock issuances;

  (3)
  The approval of the issuance of 20% or more of the outstanding shares of our common stock in connection with one or more exchanges of any or all of our $47,300,000 in aggregate principal amount of 8.00% Subordinated Notes due 2017 plus accrued and unpaid interest and interest paid-in-kind as additional principal in connection with the refinancing of the Company's $13,900,000 in aggregate principal amount of 10% Senior Secured Notes due 2017;

  (4)
  The approval of the issuance of 20% or more of the outstanding shares of our common stock in connection with the issuance on April 30, 2015 of shares of our Series A Convertible Preferred Stock and warrants for the purchase of shares of our common stock;

  (5)
  The ratification of the appointment of our selection of BDO USA, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015; and

  (6)
  Transacting any other business as may properly come before the Annual Meeting or any adjournment thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from stockholders in favor of adopting the foregoing proposals.

        These proposals are further described in the accompanying proxy materials. You will be able to vote at the meeting only if you were a stockholder of record at the close of business on May 20, 2015. The attached proxy statement is first being mailed to stockholders of ZaZa Energy Corporation on or about June 4, 2015.

        Your vote is important to us and our business.    If you wish to vote your shares via the internet or telephone, please promptly follow the instructions on your proxy card so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

Sincerely,

Todd A. Brooks
President and Chief Executive Officer
ZaZa Energy Corporation

Houston, Texas
June 4, 2015

1301 McKinney Street • Suite 2800 • Houston, Texas 77010

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of the Stockholders of ZaZa Energy Corporation, or the Company, will be held on Monday, July 6, 2015, at 11:00 a.m. local time in the Houston Room of the Coronado Club at 919 Milam St. #500, Houston, Texas 77002 for the following purposes:

  1.
  To elect six directors to our board of directors, each to serve until the next Annual Meeting of Stockholders;

  2.
  The approval of an amendment to the ZaZa Corporation Long-Term Incentive Plan that, among other things, increases the available shares of our common stock for issuance by 10 million shares and provides for automatic subsequent increases equal to 15% of future common stock issuances;

  3.
  The approval of the issuance of 20% or more of the outstanding shares of our common stock in connection with one or more exchanges of any or all of our $47,300,000 in aggregate principal amount of 8.00% Subordinated Notes due 2017 plus accrued and unpaid interest and interest paid-in-kind as additional principal in connection with the refinancing of the Company's $13,900,000 in aggregate principal amount of 10% Senior Secured Notes due 2017;

  4.
  The approval of the issuance of 20% or more of the outstanding shares of our common stock in connection with the issuance on April 30, 2015 of shares of our Series A Convertible Preferred Stock and warrants for the purchase of shares of our common stock;

  5.
  The ratification of the appointment of BDO USA, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2015; and

  6.
  Transacting any other business as may properly come before the Annual Meeting or any adjournment thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from stockholders in favor of adopting the foregoing proposals.

        Only stockholders of record at the close of business on May 20, 2015, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholder for at least ten days prior to the Annual Meeting at the Company at 1301 McKinney Street, Suite 2800, Houston, Texas 77010 and during the Annual Meeting in the Houston Room of the Coronado Club at 919 Milam St. #500, Houston, Texas 77002. Stockholders holding at least one-third of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT

        Your broker cannot vote your common shares on your behalf until it receives your voting instructions. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope. If you do attend the meeting and prefer to vote in person, you may do so.

By Order of the Board of Directors,

Todd A. Brooks
President and Chief Executive Officer
ZaZa Energy Corporation

Houston, Texas
June 4, 2015

Proxy Statement for the
Annual Meeting of Stockholders of
ZAZA ENERGY CORPORATION
To Be Held on July 6, 2015

PROPOSAL 4 APPROVAL OF THE ISSUANCE OF 20% OR MORE OF THE OUTSTANDING SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE ISSUANCE ON APRIL 30, 2015 OF SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS FOR THE PURCHASE OF SHARES OF OUR COMMON STOCK	49
Overview	49
Reasons for the April 2015 Equity Financing	49
Description of Series A Preferred Stock	49
Description of Alpha Capital Warrants	50
Other Terms of the April 2015 Financing	51
Possible Effects on Rights of Existing Stockholders	53
Reasons for Stockholder Approval	53
Vote Required	53
Consequences of Not Approving this Proposal	54
Recommendation	54
CAPITALIZATION	55
ANTICIPATED EQUITY OWNERSHIP	56
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57
OTHER MATTERS	59
ANNEX A FORM OF AMENDMENT TO ZAZA ENERGY CORPORATION LONG TERM INCENTIVE PLAN	A-1

ZaZa Energy Corporation
1301 McKinney Street • Suite 2800 • Houston, Texas 77010

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 6, 2015

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

Definitions:

        Unless otherwise indicated, the terms "Company," "ZaZa," "we," "our," and "us" are used in this proxy statement to refer to ZaZa Energy Corporation together with its wholly owned subsidiaries. The terms "board" and "board of directors" refer to our board of directors. The term "common shares" and "common stock" refers to our shares of common stock, par value $0.01 per share. The "Combination" refers to the transaction on February 21, 2012 through which the Company began its operations when ZaZa Energy, LLC, a privately held Texas limited liability company, and Toreador Resources Corporation, a publicly held Delaware corporation previously listed on the NASDAQ Global Market, became wholly-owned subsidiaries of the Company.

What is a proxy statement and why is it important?

        We hold a meeting of stockholders annually. This year's meeting will be held on July 6, 2015. Our board of directors is seeking your proxy to vote at the 2015 Annual Meeting of Stockholders ("Annual Meeting"). This proxy statement contains important information about the Company and each of the matters to be voted on at the meeting. We are first mailing this proxy statement to stockholders on or about June 4, 2015. Please read these materials carefully so that you have the information you need to make informed decisions.

        You do not need to attend the Annual Meeting to vote. Instead, you may simply complete, sign and return the enclosed proxy card.

When and where is the Annual Meeting?

        The 2015 Annual Meeting of Stockholders of ZaZa Energy Corporation will be held on July 6, 2015, at 11:00 a.m., local time, in the Houston Room of the Coronado Club at 919 Milam St. #500, Houston, Texas 77002.

What am I being asked to vote upon?

        You are being asked to

          (1)   approve the election of the directors nominated to our board of directors to serve until the next Annual Meeting of Stockholders;

          (2)   approve an amendment (the "Plan Amendment") to the ZaZa Corporation Long-Term Incentive Plan (the "Plan") that, among other things, increases the available shares of our common stock for issuance by 10 million shares and provides for automatic subsequent increases equal to 15% of future common stock issuances;

          (3)   approve the issuance of 20% or more of the outstanding shares (the "Subordinated Notes Exchange Shares") of our common stock in connection with the exchange of any of our $47,300,000 in aggregate principal amount of 8.00% Subordinated Notes due 2017 plus accrued and unpaid interest and interest paid-in-kind as additional principal, in connection with the refinancing of the Company's $13,900,000 in aggregate principal amount of 10% Senior Secured Notes due 2017 (the "Senior Secured Notes");

          (4)   approve the issuance of 20% or more of the outstanding shares of our common stock in connection with the issuance on April 30, 2015 of shares of our Series A Convertible Preferred Stock and warrants for the purchase of shares of our common stock (the "April 2015 Financing Shares");

          (5)   ratify the appointment of the firm of BDO USA, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2015; and

          (6)   consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Voting and Proxy Procedures

Who may vote at the Annual Meeting?

        Only stockholders of record at the close of business on May 20, 2015, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the common shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of common shares?

        Each common share is entitled to one vote on all matters. Your proxy card indicates the number of common shares that you owned as of the record date.

Who is soliciting my proxy?

        Our board of directors on behalf of the Company is soliciting proxies to be voted at the Annual Meeting.

What different methods can I use to vote?

        Most stockholders of record can vote by proxy in three ways:

  •
  by Internet at www.proxyvote.com;

  •
  by telephone by calling 1-800-690-6903; or

  •
  by mail.

If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing, signing and dating the enclosed proxy card. If you vote using either the telephone or the Internet, please visit the website or call the telephone number listed above. If you vote using either the telephone or the Internet, you will save us mailing expense.

By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

If you are the beneficial owner but not the holder of record, of shares, you should refer to the instructions provided by your broker or nominee for further information. The broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. None of the election of directors, approval of the Plan Amendment, approval of the issuance of the Subordinated Notes Exchange Shares or approval of the issuance of the April 2015 Financing Shares is considered a routine matter. That means that brokers may not vote your shares with respect to those matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker.

If you received a printed version of these proxy materials, you should have received a voting instruction form from your broker or nominee that holds your shares. For shares of which you are the beneficial owner but not the holder of record, follow the instructions contained in the voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials by contacting your broker or nominee. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

        If you properly follow the instructions above in time to vote, your "proxy" (Todd A. Brooks or Scott Gaille are the individuals named as proxies on your proxy card) will vote your shares as you have directed. Unless otherwise directed by you, your proxy will vote your shares:

  •
  FOR the election of the six director nominees proposed by our board of directors;

  •
  FOR the Plan Amendment;

  •
  FOR the issuance of the Subordinated Notes Exchange Shares;

  •
  FOR the issuance of the April 2015 Financing Shares; and

  •
  FOR the ratification of the appointment of BDO USA, LLP as our independent registered accounting firm.

        If any other matter is presented, it is the intention of the persons named as a proxy to vote proxies held by them in accordance with their best judgment. At the time this proxy statement was first mailed to stockholders, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How may I revoke my proxy?

        You may revoke your proxy or change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

  •
  You can send a written notice in advance of the meeting to our Secretary at 1301 McKinney Street, Suite 2800, Houston, Texas 77010, stating that you would like to revoke your proxy.

  •
  You can complete and submit a later-dated proxy.

  •
  You can attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not alone revoke your proxy unless you vote at the meeting as described below.

  •
  If you have instructed a broker to vote your common shares, you must follow directions received from your broker to change those instructions.

What does it mean if I get more than one proxy statement and proxy card or voting instruction form?

        You may receive more than one proxy statement, proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to each of your accounts in order to vote all your shares.

        We encourage you to register all of your brokerage accounts in the same name and address for better service. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, American Stock Transfer & Trust Company, LLC, can assist you if you want to consolidate multiple accounts registered in your name by contacting our transfer agent at 6201 15th Avenue, Brooklyn, New York 11219, Telephone: (800) 937-8200.

Quorum and Required Votes

How many votes are needed to hold the meeting?

        At least one-third of the outstanding common shares as of the record date must be represented at the meeting in order to hold the meeting and conduct business. This is called a quorum. As of May 20, 2015, the record date, there were 13,284,847 common shares outstanding held by approximately 162 holders of record. Stockholders are entitled to one vote, exercisable in person or by proxy, for each common share held by such stockholder on the record date. Our bylaws do not provide for cumulative voting.

        Common shares are counted as present at the Annual Meeting if:

  •
  the stockholder is present and votes in person at the meeting,

  •
  the stockholder has properly submitted a proxy card, or

  •
  under certain circumstances, the stockholder's broker votes the common shares.

Who will count the vote?

        Representatives of Broadridge Financial Solutions will tabulate the votes.

How many votes are required to approve the proposals?

        The affirmative vote of holders of at least a plurality of the common shares entitled to vote who are present, in person or by proxy, is required to elect directors.

        The affirmative vote of holders of a majority of the common shares entitled to vote and present in person or by proxy at the meeting is required for Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

How are abstentions and broker non-votes counted?

        The broker or nominee that holds your common shares has the authority to vote them, absent your approval, only as to "routine" matters. None of the election of directors, the vote to approve the Plan Amendment, the issuance of the Subordinated Notes Exchange Shares or approval of the issuance of the April 2015 Financing Shares is considered a routine matter. Thus, if you do not vote on these proposals, your broker may not vote your common shares with respect to those matters and a "broker non-vote" will occur. Please be sure to give specific voting instructions to your broker.

        Abstentions and broker non-votes are included in determining whether a quorum is present.

        Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors or the approval of the Plan Amendment.

        For the purpose of determining whether approval of the Plan Amendment, the issuance of the Subordinated Notes Exchange Shares, or approval of the issuance of the April 2015 Financing Shares have received a majority vote, abstentions are included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

        With respect to the approval of the auditors, brokers have the discretionary authority to vote on this proposal.

How are proxies solicited?

        Proxies may be solicited by mail, telephone, or other means by our officers, directors and our employees. No additional compensation will be paid to these individuals in connection with proxy solicitations. We will pay for distributing and soliciting proxies and will reimburse banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to stockholders.

Additional Questions and Information

        If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your common shares, you should contact:

ZaZa Energy Corporation
1301 McKinney, Suite 2800
Houston, Texas 77010
Attention: Scott Gaille
Chief Compliance Officer, General Counsel & Corporate Secretary

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors

        Each of the nominees for election to the board of directors is currently a director. If elected at the annual meeting, each of the nominees will be elected to hold office for a one year term and thereafter until his successor has been elected and qualified, or until his earlier death, resignation or removal. Our amended and restated bylaws states that our board will consist of seven members. There is currently one vacancy on the board of directors. The board of directors believes that its current composition puts the Company in a position to achieve its goals and does not currently intend to seek to fill this vacancy.

Voting

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Common shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such common shares will be voted for the election of such substitute nominee as may be nominated by our board of directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Recommendation and Proxies

  The board of directors recommends a vote FOR each of the nominees named below.

        The persons named in the enclosed proxy card will vote all common shares over which they have discretionary authority FOR the election of the nominees named below. Although our board of directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

        Set forth below is biographical information regarding each director nominee and information regarding the specific experience, qualifications, attributes and skills that qualify the nominees to serve on the board of directors. Each of the director nominees is an existing director standing for re-election for a one-year term expiring at the 2015 Annual Meeting.

Nominees for Election

        Todd A. Brooks, age 40. Mr. Brooks has led the Company and its predecessors for five years, serving as the Company's President & Chief Executive Officer (from July 2012), Executive Director (from February 2012) and Managing Partner of ZaZa LLC (from March 2009 to February 2012). He co-founded ZaZa LLC with personal capital contributions in 2009 and originated its first-mover strategy of identifying new unconventional shale trends. This strategy has resulted in ZaZa LLC and the Company entering into shale joint ventures with several of the largest exploration and production companies in the United States. Mr. Brooks also is the principal of Neuhaus Brooks Investments, LLC, a company focused on making energy investments in multiple geographic regions.

        Mr. Brooks graduated from Vanderbilt University in 1997 with a degree in Economics. Immediately thereafter, he earned a Doctor of Jurisprudence from South Texas College of Law in 2000. From 2000 to 2003, Mr. Brooks worked as a Production Analyst for L.J. Melody and Co., a Houston-based investment bank. Prior to founding ZaZa LLC, Mr. Brooks worked in the field as a land man for OGM Land from 2004 until 2006, where he delivered title work and negotiated oil & gas leases on behalf of OGM's clients in East Texas, Arkansas, and the Gulf Coast. Pursuant to this work, in 2006 Mr. Brooks became trustee for his family's mineral trusts. Mr. Brooks brings to the board and executive team his experience of leading the Company through multiple shale JVs over the last five years and the capability to originate new ventures through an early mover strategy informed by his experience in shale play evaluations, lease acquisitions, and capital markets.

        Travis H. Burris, age 53. Mr. Burris has served as a director of ZaZa since the Combination. From April 2008 to the present, Mr. Burris has been a director of Forbes Energy Services, an oilfield services company, where he has served as a member of the Audit Committee and as the Chairman of the Compensation Committee of the board of directors. Mr. Burris also serves as the Chairman of the Board for several private companies, including: Agrow Credit Corporation, Inc., where he has been a director since 1995; Cash Box Pawn, Inc., where he has been a director since 2000; Producers Ag Finance, where he has been a director since 2001; and Resonant Finance, where he has been a director since 2007. Mr. Burris' past service on boards of director includes service as the Chairman of the Board of Falfurrias State Bank from 2001 to 2010, as a director of Mesquite Helicopter Service, Inc. from 1994 to 2008, as a director of Mesquite Aviation from 1998 to 2008, as a director of Resonant Technology since 2006, and, from 1990 to 2007, as the founder and Chairman of the Board of Alice Loan Company, a real estate development company. In addition, as a serial entrepreneur, Mr. Burris has been President, Chief Executive Officer and a director of Texas Champion Bank since 1987, Founder, and President of G. and G. Loan Company since 1991, and has significant ownership stakes in various ranching and real estate investment businesses. Mr. Burris received a Bachelor of Business Administration degree in Finance from Texas A&M University in 1983. Mr. Burris' experience as a director at numerous businesses including those in the oilfield services and banking industries provides him with valuable expertise as a director of ZaZa. Mr. Burris has been appointed by the board of directors to serve as the chairman of the Audit Committee and as the chairman of the Compensation Committee of our board of directors.

        John E. Hearn, Jr., age 57. Mr. Hearn has served as a director of ZaZa since the Combination. From 1984 until 1990, Mr. Hearn was a staff geologist and then a member of the Major Play Exploration Team with Texas Oil & Gas in Corpus Christi. Mr. Hearn founded Lara Energy Inc. in 1991. Mr. Hearn formed ZaZa LLC in 2009 with Messrs. Brooks and Kearby. Mr. Hearn managed ZaZa LLC's technical team and evaluated drilling during development for ZaZa LLC in the Eagle Ford shale. Mr. Hearn received a Bachelor of Science Degree in Geology in 1980 from the University of Houston. Mr. Hearn brings to the board of directors more than 30 years of technical background and experience in the oil and gas industry.

        Gaston L. Kearby, age 53. Mr. Kearby has served as a director of ZaZa since the Combination. Mr. Kearby founded Omega Energy Corp. in 1988 (currently named Omega Energy, LLC) and today serves as its President and Chief Executive Officer. Omega is a privately held, Corpus Christi-based oil and gas company that owns a portfolio of interests in operated and non-operated oil and gas properties in Texas and adjoining states. Mr. Kearby began his career in the oil and gas industry in 1984, buying and selling drilling pipe to oil well operators in south Texas. Over time, his business expanded to include capping, salvaging and reselling drilling pipe reclaimed from unproductive wells, as well as purchasing and operating existing wells. In 2009, Mr. Kearby founded ZaZa with Messrs. Brooks and Hearn to pursue opportunities in the emerging Eagle Ford shale and elsewhere. While Mr. Kearby's experience has been primarily focused in oil and gas operations in south Texas, his experience includes overseeing production operations spanning a large part of North America. Mr. Kearby's depth of experience in evaluating, acquiring, enhancing and operating existing production wells is valuable to the board of directors of ZaZa.

        A. Haag Sherman, age 49. Mr. Sherman has served as a director of ZaZa since his appointment on December 7, 2012. Mr. Sherman has served as Chief Executive Officer and Chief Investment Officer of Tectonic Advisors LLC, a registered investment advisor, and affiliates since February 2015. In addition, Mr. Sherman is a private investor and co-owner of an energy services company and serves on the boards of directors of the following public companies: Hilltop Holdings, Inc. (NYSE:HTH) and Miller Energy Resources, Inc. (NYSE: MILL). Prior thereto, Mr. Sherman co-founded and served in various executive positions (including Chief Executive Officer and Chief Investment Officer) of Salient Partners, L.P., a Houston based investment firm. In addition, he previously served as an executive officer and partner of The Redstone Companies where he, among other things, managed a private equity portfolio. Mr. Sherman is a cum laude graduate of Baylor University and is an honors graduate of the University of Texas School of Law, where he currently serves as an adjunct professor of law. Mr. Sherman previously practiced corporate law at Akin, Gump, Strauss, Hauer & Feld, LLP and was an auditor at Price Waterhouse, a public accounting firm. Mr. Sherman is an attorney and certified public accountant, in each case licensed in the State of Texas.

        Herbert C. Williamson, III, age 66. Mr. Williamson has served as a director of ZaZa since the Combination and previously served as a director of Toreador from January 2006 until the Combination. He is a private investor and has significant oil and gas experience with a strong focus on international activities. From July 2001 to June 2002, he was a part-time consultant to Petrie Parkman and Company for new business development. From April 1999 through July 2001 he was a Director and Interim Chief Financial Officer of Merlon Petroleum Company. From October 1998 through April 1999 he was a Director and Chief Financial Officer of Seven Seas Petroleum. From 1995 through 1998 he was a Director in the Energy Group of Credit Suisse. From 1985 until 1995, he was Vice Chairman and Executive Vice President at Parker & Parsley Petroleum Company. Mr. Williamson was awarded an MBA degree from Harvard Business School in 1977 and a BA degree from Ohio Wesleyan University in 1970. He also serves as a director of Merlon International, a private oil and gas exploration company with primary operations in onshore Egypt, and as a director of Eagle Rock Energy Partners, LLC, a domestic U.S. midstream and upstream oil and gas company. Mr. Williamson brings to the Board of Directors extensive industry experience as an executive and a consultant with a focus on finance, investment banking and general management. Mr. Williamson has been elected as non-executive chairman of our board of directors and appointed by the board of directors to serve as the chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee of our board of directors.

CORPORATE GOVERNANCE

Management of ZaZa Energy Corporation

        Our directors and officers manage our operations and activities. Other than through their ability to elect our directors as described below, stockholders will not be entitled to directly or indirectly participate in our management or operation.

        Pursuant to the Company's by-laws, our board of directors has seven positions. While one of these is vacant, the board of directors believes that its current composition puts the Company in a position to achieve its goals and does not currently intend to fill the vacancy.

        We do not have a staggered board. Our stockholders are entitled to annually elect all of our directors, subject to the procedures described under "Proposal 1—Election of Directors—Board of Directors." Directors hold office until the earlier of their death, resignation, removal or disqualification or until their successors have been elected and qualified.

Meetings of the Board of Directors

        During the fiscal year ended December 31, 2014, our board of directors held 26 meetings. Each of our directors attended at least 75% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the Board on which such member served. It is the policy of our board of directors to encourage directors to attend each meeting of stockholders.

Director Independence

        Our board of directors has an Audit Committee of three directors who meet the independence and experience standards established by the NASDAQ Capital Market, or NASDAQ, and the Securities Exchange Act of 1934, as amended, or Exchange Act. The Audit Committee Charter sets forth the responsibilities of the Audit Committee, which include: (i) selecting, evaluating and reviewing the independence of and approving services provided by our independent registered public accounting firm, (ii) reviewing the conduct of the audit, (iii) resolving disagreements between our management and our independent registered public accounting firm, (iv) reviewing critical accounting policies and practices and any proposed changes thereto, (v) reviewing annual reports on Form 10-K and quarterly reports on Form 10-Q prior to filing, and overseeing ZaZa's procedures with respect to press releases containing information regarding financial performance, (vi) overseeing ZaZa's internal audit function, (vii) reviewing and assessing the adequacy of ZaZa's internal control systems, (viii) reviewing and approving (if appropriate) related-party transactions, and (ix) preparing the annual Audit Committee Report.

        Three members of our board of directors serve on the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include: (i) identifying and assessing persons qualified to become members of the board of directors; (ii) recommending to the board of directors a slate of director nominees for election or reelection at the annual meeting of stockholders; (iii) recommending to the board of directors persons to fill board of directors and committee vacancies; and (iv) developing and recommending to the board of directors a set of corporate governance principles and making other recommendations to the board of directors relative to corporate governance issues.

        Three members of our board of directors serve on the Compensation Committee. The purpose of the Compensation Committee is to assist the board of directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) overseeing the compensation of our executive officers; and (ii) overseeing the administration of our compensation and benefit plans with respect to all eligible participants, including stock incentive plans and predecessor and related plans, pension, retirement and profit sharing plans, and any other plans that require or provide for approval or administration by the board of directors.

        The board annually reviews all relevant business relationships any director may have with the Company and the independence standards established by the NASDAQ. As a result of its annual review and nomination process, the board has determined that none of Messrs. Burris, Sherman and Williamson has a material relationship with the Company and, as a result, such directors are determined to be independent.

        Independent members of the board of directors serve as the members of the Audit (Messrs. Burris (chairman), Sherman and Williamson), Compensation (Messrs. Burris (chairman), Sherman and Williamson) and Nominating and Corporate Governance (Messrs. Williamson (chairman), Sherman and Burris) Committees.

        The Audit Committee met five times, the Compensation Committee met five times, and the Nominating and Corporate Governance Committee met four times during 2014.

Leadership Structure of the Board

        The functions performed by the chief executive officer and chairman of the board are currently performed by separate individuals. Todd A. Brooks, chief executive officer, is responsible for the development of the long-term strategies of the Company for board consideration and approval; for the implementation of such strategies; and for all aspects of managing our operations and profitability. Mr. Williamson, chairman of the board, focuses his attention on board and committee matters, including setting the board's agenda with Mr. Brooks, and is the principal liaison between the independent directors and Mr. Brooks.

        As prescribed by our amended and restated bylaws, the chairman of the board of directors has the power to preside at all meetings of the board. Mr. Williamson serves as Chairman of our board.

        The Nominating and Corporate Governance Committee believes that Mr. Williamson's extensive industry experience as an executive and consultant with a focus on finance, investment banking and general management makes him the appropriate leader of the board.

Risk Oversight

        While it is the job of management to assess and manage our risk on a day-by-day basis, the board and its Audit Committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The board interfaces regularly with management and receives periodic reports that include updates on operational, financial, legal and risk management matters. The Audit Committee assists the board in oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements including those related to the health, safety and environmental performance of the Company. The Audit Committee also reviews and assesses the performance of our internal audit function and our independent auditors. The board receives regular reports from the Audit Committee. We do not believe that the board's role in risk oversight has an effect on the board's leadership structure.

  Evaluation of Compensation Risk

        Our Compensation Committee has reviewed our employee compensation programs and overall compensation structure and internal controls. There are several design features of our compensation policy that reduce the likelihood of excessive risk-taking:

  •
  our compensation policy is designed to provide a balanced mix of cash and equity and short and long-term incentives;

  •
  the potential payouts pursuant to our annual equity incentives are subject to reasonably set maximum limits;

  •
  internal controls are in place to assure that payments and awards are consistent with actions approved by the Compensation Committee.

        Taking into consideration the factors above, the Compensation Committee does not believe that there is a reasonable likelihood that the Company's compensation policy could have a material adverse effect on the Company.

  Audit Committee

        The Audit Committee is currently composed of Messrs. Burris (Chairman), Sherman and Williamson. The board has determined that each of Messrs. Burris, Sherman and Williamson is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K. Please see the biographies for Messrs. Burris and Williamson in this Proxy Statement for information on their experience and education which qualifies them as "audit committee financial experts."

        A copy of the Audit Committee Charter is available on our website at www.zazaenergy.com.

        The purpose of the Audit Committee is to (i) oversee our accounting and financial reporting processes, (ii) oversee the audit of our financial statements, (iii) review our compliance with legal and regulatory requirements, (iv) review our independent auditor's qualifications and independence, and (v) review the performance of our independent auditors.

  Compensation Committee

        The Compensation Committee is currently composed of Messrs. Burris (Chairman), Sherman and Williamson.

        A copy of the Compensation Committee Charter is available on our website at www.zazaenergy.com.

        The purpose of the Compensation Committee is to assist the board of directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) overseeing the compensation of our executive officers; and (ii) overseeing the administration of our compensation and benefit plans with respect to all eligible participants, including stock incentive plans and predecessor and related plans, pension, retirement and profit sharing plans, and any other plans that require or provide for approval or administration by the board of directors.

  Nominating and Corporate Governance Committee

  Membership

        The Nominating and Corporate Governance Committee is currently composed of Messrs. Burris, Sherman and Williamson (Chairman).

        A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.zazaenergy.com.

        The functions of the Nominating and Corporate Governance Committee include: (i) identifying and assessing persons qualified to become members of the board of directors; (ii) recommending to the board of directors a slate of director nominees for election or reelection at the annual meeting of stockholders, subject to the provisions of our stockholders' agreement; (iii) recommending to the board of directors persons to fill board of directors and committee vacancies; and (iv) developing and recommending to the board of directors a set of corporate governance principles and making other recommendations to the board of directors relative to corporate governance issues.

  Director Nominations

        Under our amended and restated bylaws, stockholders desiring to suggest a board nominee must give timely written notice to our Secretary regarding the persons to be nominated. The notice must be received at our principal executive offices at the address shown on the cover page within the specified period and must be accompanied by the information and documents specified in the amended and restated bylaws. A copy of our amended and restated bylaws may be obtained by writing to our Secretary at the address shown on the cover page of this proxy statement.

        Recommendations by stockholders for directors to be nominated at the 2016 annual meeting of stockholders must be in writing and include sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee's qualifications can be made and the name, address, and the class and number of common shares owned by such stockholder. Recommendations must be accompanied by a signed statement executed by the proposed nominee consenting to be named in the proxy statement, if nominated, and to serve as a director, if elected. Notice and the accompanying information must be received at our principal executive office at the address shown on the cover page of this proxy statement for the 2016 Annual Meeting of stockholders no later than March 8, 2016 and no earlier than January 8, 2016.

        The amended and restated bylaws do not affect any stockholder's right to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. Rule 14a-8 specifies what constitutes timely submission for a stockholder proposal to be included in our proxy statement. Under the SEC's proxy solicitation rules, in order to be considered for inclusion in the proxy materials for the 2016 annual meeting of stockholders, proposals must be received by our Secretary at our principal offices by February 5, 2016. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to us.

  Nomination Criteria

        The Nominating and Corporate Governance Committee is responsible for identifying and assessing persons qualified to become members of our board of directors, as well as recommending to the full board of directors the slate of director nominees for election or reelection at the annual meeting of stockholders. Our board of directors consists of seven members.

        The Nominating and Corporate Governance Committee, when assessing the qualifications of prospective nominees to the board of directors, considers each nominee's personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and stockholders. The Nominating and Corporate Governance Committee also gives consideration to the qualifications that the committee believes must be met by prospective nominees to the board, qualities or skills that the committee believes are necessary for one or more of our directors to possess and standards for the overall structure, diversity and composition of the board. Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.

Code of Conduct

        Our code of ethics, entitled the ZaZa Energy Corporation Code of Conduct (the "Code of Conduct"), applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct is publicly available on our website at www.zazaenergy.com. If we make any amendment to our Code of Conduct, other than a technical, administrative or non-substantive amendment, or if we grant any waiver, including any implicit waiver, from a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will disclose the nature of the amendment or waiver on our website at the same location. Also, we may elect to disclose the amendment or waiver in a current report on Form 8-K filed with the SEC.

MANAGEMENT

Executive Officers

        The following table shows information for our current executive officers.

Name	Age	Position
Todd A. Brooks	40	Executive Director, President & Chief Executive Officer
S. Scott Gaille	45	Chief Compliance Officer, General Counsel & Corporate Secretary
Paul F. Jansen	36	Chief Financial Officer

        Todd A. Brooks, age 40. Mr. Brooks has led the Company and its predecessors for five years, serving as the Company's President & Chief Executive Officer (from July 2012), Executive Director (from February 2012) and Managing Partner of ZaZa LLC (from March 2009 to February 2012). He co-founded ZaZa LLC with personal capital contributions in 2009 and originated its first-mover strategy of identifying new unconventional shale trends. This strategy has resulted in ZaZa LLC and the Company entering into shale joint ventures with several of the largest exploration and production companies in the United States. Mr. Brooks also is the principal of Neuhaus Brooks Investments, LLC, a company focused on making energy investments in multiple geographic regions.

        Mr. Brooks graduated from Vanderbilt University in 1997 with a degree in Economics. Immediately thereafter, he earned a Doctor of Jurisprudence from South Texas College of Law in 2000. From 2000 to 2003, Mr. Brooks worked as a Production Analyst for L.J. Melody and Co., a Houston-based investment bank. Prior to founding ZaZa LLC, Mr. Brooks worked in the field as a land man for OGM Land from 2004 until 2006, where he delivered title work and negotiated oil & gas leases on behalf of OGM's clients in East Texas, Arkansas, and the Gulf Coast. Pursuant to this work, in 2006 Mr. Brooks became trustee for his family's mineral trusts. Mr. Brooks brings to the board and executive team his experience of leading the Company through multiple shale JVs over the last five years and the capability to originate new ventures through an early mover strategy informed by his experience in shale play evaluations, lease acquisitions, and capital markets.

        S. Scott Gaille, age 45. Mr. Gaille is the Chief Compliance Officer, General Counsel & Corporate Secretary for ZaZa Energy Corporation. He has served as the Chief Compliance Officer of ZaZa since March of 2012. In that capacity, he is the chief legal officer of the corporation and is responsible for the Company's legal matters. Mr. Gaille also is Adjunct Professor of Management at Rice University's Graduate School of Business and Lecturer in Law at the University of Chicago Law School.

        Mr. Gaille founded his family office, The Gaille Group, in 2007 and serves as a director and/or executive with several of its investments and ventures. Mr. Gaille was Co-Founder, Managing Director & General Counsel of Sequent Asset Management, LLC (from July 2008 to December 2012) and a principal of Sequent Petroleum Management, LLC (from February 2011 to August 2012). He served as President of Brenham Oil & Gas Corp. (OTC:BRHM) from February 2010 to September 2012 (and also of its holding company, American International Industries, from June 2011 to September 2012). With ZaZa's consent, he continues to serve as a Director of Brenham. From August 2007 to December 2010, Mr. Gaille was President of West & East Africa Development, LLC, a company that acquired and divested oil and gas exploration concessions in Africa.

        Prior to starting his family office in 2007, Mr. Gaille was Director—Business Development for Occidental Oil & Gas Corporation, having held a series of legal and business development positions of increasing responsibility during his tenure at Oxy. Previously, Mr. Gaille practiced law in the Energy Section of Vinson & Elkins LLP and as a Judicial Clerk to the Honorable J. Harvie Wilkinson, III, Chief Judge of the United States Court of Appeals for the Fourth Circuit. He holds a Doctor of Law with High Honors from the University of Chicago and a Bachelor of Arts degree in Government with High Honors from the University of Texas at Austin, where he was elected to Phi Beta Kappa.

        Paul F. Jansen, age 36. Mr. Jansen joined the Company on March 27, 2013 and currently serves as the Company's Chief Financial Officer. Mr. Jansen leads the financial, accounting, planning, treasury, tax, investor relations, marketing and information technology functions. Prior to joining the Company, Mr. Jansen served as Controller and Chief Accounting Officer for Crimson Exploration Inc. between January 2012 and March 2013. Mr. Jansen was with PricewaterhouseCoopers LLP serving clients in the oil and gas industry in the United States and Europe from 2002 to 2012, most recently as a Senior Manager.

        Mr. Jansen is a contributing editor to the 7th Edition of the "Petroleum Accounting: Principles, Procedures & Issues" text book and co-publisher of "A note on transition stock return behavior" (Applied Economics Letters 2004).

        Mr. Jansen received a Master of Science degree in Economics from Maastricht University in Maastricht, the Netherlands, and is a Certified Public Accountant in the State of Texas and the equivalent of a Certified Public Accountant in the Netherlands.

Employment Agreements

  Todd A. Brooks

        On September 11, 2012, the Company entered into an employment agreement with Mr. Brooks. On June 24, 2014, the Company and Mr. Brooks entered into an amendment to his employment agreement. Under his employment agreement, as amended, Mr. Brooks receives an annual salary of $1.00 until June 2, 2016 at which point it will revert to $525,000 (the "2016 Base Salary"). Mr. Brooks also receives reimbursement of business expenses, health benefits, eligibility to participate in retirement plans, and certain benefits available to other senior executives of the Company, including paid time off and coverage under the Company's D&O insurance policy. Mr. Brooks is also entitled to receive an annual short term incentive payment payable in common stock based upon the accomplishment of certain achievement goals determined annually and a long term incentive payment based upon the accomplishment of certain achievement goals for each fiscal year, which is payable in stock at the Company's discretion. Criteria for Mr. Brooks' short-term incentive payments and long-term incentive payments are further described under the section titled "Executive Compensation."

        Under Mr. Brook's employment agreement, as amended, upon the occurrence of a "Change of Control," the Company shall pay to Mr. Brooks an amount in cash equal to three times his target short-term incentive award and any unvested long-term incentive option award will become immediately vested, and a long-term incentive bonus will be paid, using the share price as of the Change of Control for calculation purposes. If Mr. Brooks is terminated within one year of a "Change of Control" (i) without "Cause," (ii) in connection with the expiration of his employment agreement, or if Mr. Brooks terminates his employment agreement with or without Good Reason, Mr. Brooks shall be entitled to the benefits described in the preceding sentence plus (a) his "Accrued Obligations," which consist of any unpaid base salary, unpaid expenses, and certain other benefits, (b) a lump-sum equal to two times his 2016 Base Salary, (c) a long-term incentive award the target level for any year(s) for which an LTI Award has not yet been determined and awarded, including a pro-rated LTI Award for such partial year at the target level and (d) the continuation of health benefits for Mr. Brooks and his family during the severance term.

        If Mr. Brooks' employment is terminated due to his death or disability, Mr. Brooks or his estate or beneficiaries shall be entitled to receive: (i) the Accrued Obligations, (ii) the payment in cash of any unpaid target short-term incentive award, including the pro-rated portion of any target short-term incentive award for the portion of the year he worked for the Company prior to his termination, (iii) immediate vesting of any unvested long-term incentive option award and in exchange for such options, a cash payment by the Company equal to the greater of (A) the dollar value of the unexercised options on the date of termination using the Black-Scholes assumptions set forth in the employment agreement or (B) the dollar value of the number of unexercised options on the date of termination multiplied by the difference between the closing share price of the Common Stock of the Company on NASDAQ on the date of termination and the applicable strike price; (iv) immediate vesting of any unvested long-term incentive plan bonus, the value of which will be determined as of the date of death or disability and will be the greater of the target long-term incentive plan bonus or the value of the long-term incentive plan bonus as calculated by applying the terms, conditions, performance metrics, and multipliers described in the employment agreement as of the date of termination due to death or disability; (v) long-term incentive plan award at target level for any year(s) for which an award has not yet been determined, including a pro-rated long-term incentive plan award for such partial year at target level and that is immediately vested upon issuance and (vi) continuation and/or payment of Mr. Brooks and his dependents' medical insurance premiums for 18 months following termination.

        If Mr. Brooks is terminated by the Company for Cause, he shall be entitled to receive only the Accrued Obligations. Any previously awarded but unvested nonqualified stock options, common shares and cash portion of any long-term incentive bonus as of the date of termination shall be cancelled.

        If Mr. Brooks' employment agreement expires or if he is terminated without Cause, or if Mr. Brooks terminates his employment with "Good Reason," he shall be entitled to receive: (i) the Accrued Obligations, (ii) the payment of any short-term incentive payment due to Mr. Brooks, including the pro-rated portion of any short term incentive payment due to him during the portion of the year he worked for the Company prior to his termination, (iii) immediate vesting of any unvested long-term incentive option award and in exchange for such options, a payment by the Company equal to the greater of (A) the value of the unexercised options on the date of termination using the Black-Scholes assumptions set forth in the employment agreement or (B) the value of the number of unexercised options on the date of termination multiplied by the difference between the closing share price of the Common Stock of the Company on the date of termination and the applicable strike price; (iv) immediate vesting of any unvested long-term incentive plan bonus, the value of which will be the greater of the target long-term incentive plan bonus or the value of the long-term incentive plan bonus as calculated by applying the terms, conditions, performance metrics, and multipliers described in the employment agreement as of the date of termination; (v) long-term incentive plan award at target level for any year(s) for which an award has not yet been determined, including a pro-rated long-term incentive plan award for such partial year at target level and that is immediately vested upon issuance; (vi) payment of the 2016 Base Salary and target short-term incentive awards payable in cash in equal installments during the severance term; (vii) continuation and/or payment of Mr. Brooks and his dependents' medical insurance premiums during the severance term plus any tax gross-up payments that may be required and (viii) up to $20,000 in outplacement expenses for the employee.

        If Mr. Brooks terminates his employment without Good Reason, he will be entitled to receive only the Accrued Obligations. Any previously awarded but unvested nonqualified stock options, common shares and cash portion of any long-term incentive bonus as of the date of termination shall be cancelled.

  Scott Gaille

        On October 3, 2012, the Company entered into an employment agreement with Mr. Gaille and amended the employment agreement on November 8, 2013 and August 12, 2014. Under his employment agreement, as amended, Mr. Gaille receives an annual salary of $360,500 with a 3% annual cost of living adjustment. Mr. Gaille also receives reimbursement of business expenses, health benefits, eligibility to participate in retirement plans, and certain benefits available to other senior executives of the Company, including paid time off and coverage under the Company's D&O insurance policy. Additionally, the Chief Executive Officer of the Company will have the ability to defer payment of all of Mr. Gaille's base salary for up to a year during times of fiscal need of the Company at an interest rate of 8%. Mr. Gaille is also entitled to receive an annual short term incentive payment and a long term incentive payment as further described under the section titled "Executive Compensation."

        Under Mr. Gaille's employment agreement, as amended, upon the occurrence of a "Change of Control," the Company shall pay to Mr. Gaille an amount in cash equal to three times his target short-term incentive award and immediately vest any unvested long-term incentive award. If Mr. Gaille is terminated within one year of a "Change of Control" (i) without "Cause," (ii) in connection with the expiration of his employment agreement, or if Mr. Gaille terminates his employment agreement with or without Good Reason, Mr. Gaille shall be entitled to the benefits described in the preceding sentence plus (i) his "Accrued Obligations," which consist of any unpaid base salary, unpaid expenses, and certain other benefits, (ii) a lump-sum equal to two times his base salary, (iii) a long-term incentive award at the target level for any year(s) for which an LTI Award has not yet been determined and awarded, including a pro-rated LTI Award for such partial year at the target level and (iv) continuation or payment of Mr. Gaille and his dependents' medical insurance premiums during the 24-month severance term.

        If Mr. Gaille's employment is terminated due to his death or disability, Mr. Gaille or his estate or beneficiaries shall be entitled to receive: (i) the Accrued Obligations, (ii) the payment, in cash or shares of common stock, of any short term incentive payment due to Mr. Gaille, including the pro-rated portion of any short term incentive payment due to him during the portion of the year he worked for the Company prior to his termination, (iii) immediate vesting of any unvested long-term incentive award; (iv) long-term incentive plan award at target level for any year(s) for which an award has not yet been determined, including a pro-rated long-term incentive plan award for such partial year at target level and that is immediately vested upon issuance and (vi) continuation and/or payment of Mr. Gaille and his dependents' medical insurance premiums for 18 months following termination.

        If Mr. Gaille is terminated by the Company for "Cause," he shall be entitled to receive only the Accrued Obligations. Any previously awarded but unvested nonqualified stock options and common shares as of the date of termination shall be cancelled.

        If Mr. Gaille's employment agreement expires or if he is terminated without Cause, or if Mr. Gaille terminates his employment with "Good Reason," he shall be entitled to receive: (i) the Accrued Obligations; (ii) the payment (in cash or common shares) of any unpaid target short-term incentive award, including the pro-rated portion of any target short-term incentive award for the portion of the year he worked for the Company prior to his termination; (iii) immediate vesting of any unvested long-term incentive award; (iv) a long-term incentive plan award at target level for any year(s) for which an award has not yet been determined and awarded, including a pro-rated long-term incentive plan award for such partial year at target level and that is immediately vested upon issuance; (v) payment of the base salary and target short-term incentive awards payable in cash or common shares in equal installments during the 24-month severance term; (vii) continuation or payment of Mr. Gaille and his dependents' medical insurance premiums during the 24-month severance term plus any tax gross-up payments that may be required and (viii) up to $20,000 in outplacement expenses for the employee.

        If Mr. Gaille terminates his employment without Good Reason, he will be entitled to receive only the Accrued Obligations. Any previously awarded but unvested nonqualified stock options and common shares as of the date of termination shall be cancelled.

  Paul F. Jansen

        On March 13, 2013, the Company entered into an employment agreement with Mr. Jansen and amended the employment agreement on August 12, 2014. Under his employment agreement, Mr. Jansen receives an annual salary of $365,000 and reimbursement of business expenses, health benefits, eligibility to participate in retirement plans, and certain benefits available to other senior executives of the Company, including paid time off and coverage under the Company's D&O insurance policy. Mr. Jansen is also entitled to receive an annual short term incentive payment and a long term incentive payment as further described under the section titled "Executive Compensation."

        Under Mr. Jansen's employment agreement, as amended, upon the occurrence of a "Change of Control," the Company shall pay to Mr. Jansen an amount in cash equal to three times his target short-term incentive award and immediately vest any unvested long-term incentive award. If Mr. Jansen is terminated within one year of a "Change of Control" (i) without "Cause," or (ii) or if Mr. Jansen terminates his employment agreement with or without Good Reason, Mr. Jansen shall be entitled to the benefits described in the preceding sentence plus (a) his "Accrued Obligations," which consist of any unpaid base salary, unpaid expenses, and certain other benefits, (b) a lump-sum equal to two times his base salary, (b) a long-term incentive award the target level for any year(s) for which an LTI Award has not yet been determined and awarded, including a pro-rated LTI Award for such partial year at the target level and (c) continuation or payment of Mr. Jansen and his dependents' medical insurance premiums during the 24-month severance term.

        If Mr. Jansen's employment is terminated due to his death or disability, Mr. Jansen or his estate or beneficiaries shall be entitled to receive: (i) the Accrued Obligations, (ii) the payment of any short term incentive payment due to Mr. Jansen, including the pro-rated portion of any short term incentive payment due to him during the portion of the year he worked for the Company prior to his termination, (iii) immediate vesting of any unvested long-term incentive award; (iv) long-term incentive plan award at target level for any year(s) for which an award has not yet been determined, including a pro-rated long-term incentive plan award for such partial year at target level and that is immediately vested upon issuance and (vi) continuation and/or payment of Mr. Jansen and his dependents' medical insurance premiums for 18 months following termination.

        If Mr. Jansen is terminated by the Company for "Cause," he shall be entitled to receive only the Accrued Obligations. Any previously awarded but unvested common shares as of the date of termination shall be cancelled.

        If Mr. Jansen is terminated without Cause, or if Mr. Jansen terminates his employment with "Good Reason," he shall be entitled to receive: (i) the Accrued Obligations; (ii) the payment (in cash or common shares) of any unpaid target short-term incentive award, including the pro-rated portion of any target short-term incentive award for the portion of the year he worked for the Company prior to his termination; (iii) immediate vesting of any unvested long-term incentive award; (iv) long-term incentive plan award at target level for any year(s) for which an award has not yet been determined and awarded, including a pro-rated long-term incentive plan award for such partial year at target level and that is immediately vested upon issuance; (v) payment of the base salary and target short-term incentive awards payable in cash or common shares in equal installments during the 24-month severance term; (vii) continuation or payment of Mr. Jansen and his dependents' medical insurance premiums during the 24-month severance term plus any tax gross-up payment that may be required and (viii) up to $20,000 in outplacement expenses for the employee.

        If Mr. Jansen terminates his employment without Good Reason, he will be entitled to receive only the Accrued Obligations. Any previously awarded but unvested common shares as of the date of termination shall be cancelled.

Severance and Change in Control Arrangements

        As described above, the employment agreements provide certain benefits and compensation to our NEOs in the event of certain terminations from employment, including in connection with a change in control. These benefits are described in greater detail above.

        On December 18, 2014, Kevin Schepel notified the Company of his decision to resign as the Chief Geoscience and Technology Officer of the Company in order to pursue an opportunity with one of EnCap Investments' portfolio companies. Mr. Schepel continued to perform his duties as Chief Geoscience and Technology Officer of the Company until January 27, 2015. Until the date of his termination of employment, Mr. Schepel had an effective employment agreement with the Company that was entered into on April 22, 2013 and amended on August 14, 2014. Under Mr. Schepel's employment agreement, as amended, he was not entitled to receive, and did not receive, any termination or severance benefits because he terminated his employment without "Good Reason." Mr. Schepel only received his unpaid base salary, unpaid expenses, and certain other accrued benefits through February 6, 2015. Because of his voluntary termination of employment, Mr. Schepel will not be eligible to receive any STI Award or LTI Award.

Executive Compensation

        The following table summarizes the compensation of the named executive officers for the year ending December 31, 2014. The named executive officers are the Company's chief executive officer and two other most highly compensated officers in the table below:

  Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Todd Brooks	2014	248,366	—	3,700,439		1,688,080	—	57,169	(2)	5,694,054
Chief Executive Officer &	2013	525,000	—	1,630,000		—	525,000	225,617	(3)	2,905,617
President
Scott Gaille	2014	360,217	561,973	1,052,703		—	—	57,469	(4)	2,032,362
Chief Compliance Officer,	2013	350,000	—	558,125	(5)	—	175,000	104,246	(6)	1,187,371
General Counsel &
Corporate Secretary
Kevin Schepel	2014	396,000	—	1,124,443		—	—	58,453	(7)	1,578,896
Chief Geoscience and	2013	255,877	255,935	271,721		—	—	42,621	(8)	826,154
Technology Officer

(1)
For a discussion of assumptions made in the valuation of stock awards, please read "Note 4—Summary of Significant Accounting Policies—Stock-Based Compensation" to our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
Includes auto reimbursement $15,000, 401(k) employer matching contribution $15,300, and insurance premiums $26,869.

(3)
Includes auto reimbursement $13,750, 401(k) employer matching contribution $15,300, infant care reimbursement $56,955, pay-out of unused vacation $93,263 and insurance premiums $24,279.

(4)
Includes auto reimbursement $15,000, insurance premiums $26,869, and 401(k) employer matching contribution $15,600.

(5)
Includes a portion of Mr. Gaille's STI Award, which was paid in an award of common shares.

(6)
Includes auto reimbursement $15,000, child care reimbursement $5,350, pay-out of unused vacation $43,666, insurance premiums $18,484, and 401(k) employer matching contribution $15,300.

(7)
Includes housing reimbursement $13,584, auto reimbursement $2,400, insurance premiums $26,869, and 401(k) employer matching contribution $15,600.

(8)
Includes auto reimbursement $2,400, insurance premiums $24,921, and 401(k) employer matching contribution $15,300.

  Annual Short-Term Incentive Awards

        We have historically utilized, and expect to continue to utilize, performance-based annual cash incentive awards ("STI Awards") to reward achievement of specified performance goals for the company as a whole with a time horizon of one year or less. We include an annual performance-based cash incentive award as part of our compensation program because we believe this element of compensation helps to:

  •
  Motivate key employees to achieve key short-term corporate performance objectives, and

  •
  Align the executives' interests with our stockholders' interests.

  2014 Short-Term Incentive Metrics

        The funding levels for 2014 STI Awards are calculated as a percentage of the individual officer's base salary. Funding levels for Messrs. Brooks, Jansen and Gaille were targeted as set forth below:

Executive	Base Salary		Target STI	Intermediate STI	Maximum STI
Todd A. Brooks	$525,000	(1)	150%	225%	300%
Paul F. Jansen	$365,000		75%	100%	150%
Scott Gaille	$371,315		75%	100%	150%

(1)
Mr. Brook's annual base salary for 2014 was reduced to $1 effective September 11, 2012, but his STI Award is based upon a base salary of $525,000.

        Mr. Gaille's STI Award will be earned based upon an annual performance rating by the Company's Chief Executive Officer. The STI Award for Messrs. Brooks and Jansen are determined by the following performance metrics:

  •
  the Company must maintain, or maintain access to, a $5 million minimum cash balance as of the last day of the fiscal year; and

  •
  the Company's production or reserves must grow over the preceding year by the following amounts to obtain the threshold, target or maximum STI, as appropriate:

STI Award Funding Level	Production or Reserve Growth
Target	75% - 99%
Intermediate	100% - 124%
Maximum	125% or more

        Any STI Awards to Mr. Brooks are only paid in shares common stock of the Company. STI Awards to Messrs. Gaille and Jansen may be paid in cash or shares of common stock of the Company, at the election of the Company.

        Messrs. Brooks, Jansen and Gaille received their $1,334,813, $412,450 and $561,973 awards as a result of their performance for 2014. STI Award performance metrics are the same for 2015 as they were in 2014.

  Long-Term Equity-Based Incentives

        We believe a formal long-term equity incentive program is important and consistent with the compensation programs of the companies in our peer group. We maintain a Long-Term Incentive Plan, or "LTIP", which permits the grant of our stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions, to our NEOs and all other eligible employees. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

  •
  Balances short and long-term objectives;

  •
  Aligns the executives' interests with the long-term interests of our stockholders;

  •
  Rewards long-term performance relative to industry peers;

  •
  Makes our compensation program market competitive from a total remuneration standpoint within the industry;

  •
  Encourages executive retention; and

  •
  Gives executives the opportunity to share in our long-term value creation.

        Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the committee determines appropriate. Our Compensation Committee has approved the following arrangements for Messrs. Brooks, Jansen and Gaille.

        Mr. Brooks' long-term incentive award is divided into two components. The first component consisted of a $625,000 grant (based on the Black-Scholes value at the grant date) of non-qualified stock options that will potentially vest ratably over a three-year period. These options were granted on June 12, 2014. The second component consists of a long-term incentive bonus (the "Brooks LTI Bonus"), with the target for the Brooks LTI Bonus set at $1,875,000 and the maximum amount of such bonus being $3,750,000, that will be adjusted based on the performance of the Company's common stock. The Brooks LTI Bonus for a given year is earned (or lost) over a three-year period depending on the Company's production or reserves growth during each year of the three-year period. In the first and second years of the three-year period of a given Brooks LTI Bonus, Mr. Brooks would earn the following bonuses for the corresponding production or reserve growth:

Brooks LTI Bonus—Years 1 and 2	Production or Reserve Growth
$625,000	75% - 100%
$937,500	100% - 119%
$1,250,000	120% or more

In the third year of the three-year period of a given Brooks LTI Bonus, Mr. Brooks would earn the following bonuses for the corresponding production or reserve growth:

Brooks LTI Bonus—Year 3	Production or Reserve Growth
$625,000	50% - 75%
$937,500	75% - 99%
$1,250,000	100% or more

In each year that Mr. Brooks is eligible to earn a Brooks LTI Bonus, the amount of the Brooks LTI Bonus based on production or reserve growth will be adjusted by the ratio of the volume weighted average share price of the Company's common stock (a) on the date the one-third portion of the Brooks LTI Bonus is earned and (b) on the date such bonus was granted. The total Brooks LTI Bonus for a given year will be the sum of the amounts earned over the three-year period covered by the Brooks LTI Bonus. At the discretion of the Compensation Committee, the LTI Bonus, or any portion thereof, will be paid in either cash or common stock.

        Messrs. Jansen and Gaille are eligible for awards under the LTIP ("LTI Awards") based upon equally-weighted performance ratings from the Chief Executive Officer of the Company and the Company's Compensation Committee. The funding levels for the LTI Award for each of Messrs. Jansen and Gaille are calculated as a percentage of the individual officer's base salary. Funding levels for Messrs. Jansen and Gaille are set forth below

Executive	Base Salary	Target LTI	Maximum LTI
Paul F. Jansen	$365,000	120%	350%
Scott Gaille	$371,315	120%	350%

        Performance ratings are based on a scale of A, B, C, D or F with two "C" ratings resulting in the target LTI Award, two "A" ratings resulting in the maximum LTI Award and two "F" ratings resulting in no LTI Award. Performance ratings in between any of the preceding shall result in an LTI Award that is pro-rated accordingly.

        No LTI Award has been awarded yet for 2014 performance to Messrs. Jansen and Gaille as the compensation committee has not yet determined such award.

  Setting Executive Officer Compensation

        Our Compensation Committee makes all compensation decisions related to our NEOs. For each fiscal year, the President and Chief Executive Officer, along with other members of management, together review our NEOs' current compensation and make a recommendation to our Compensation Committee on overall compensation structure and individual compensation levels for each executive officer, including themselves.

        Our Compensation Committee met numerous times during 2014 to review and discuss executive compensation matters with respect to fiscal years 2014 and 2015. Our Compensation Committee generally intends to target the market 50th percentile for base salary within our peer group and to provide our executive officers with an opportunity to earn up to the market 50th percentile for total compensation, subject to target performance metrics being satisfied. Although our Compensation Committee reviews survey and peer group information from time to time as a frame of reference, ultimately the compensation decisions are qualitative, not quantitative, and take into consideration factors such as the age of the data in the survey, the particular officer's contribution to our financial performance and condition, as well as such officer's qualifications, skills, experience and responsibilities. Our Compensation Committee considers outside factors as well, such as industry shortages of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary of a particular officer may be greater than or less than the market 50th percentile and total direct compensation may be greater than or less than the market 50th percentile and, in any event, the Compensation Committee recognizes that the compensation of certain of our executive officers continues to build to these targeted levels. The Compensation Committee reviews our executive compensation program on an annual basis.

  Benchmarking and Peer Group

        Prior to approving compensation for the NEOs in 2014, members of our management team met with our Compensation Committee and selected a group of companies that they consider a "peer group" for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for employment agreements with our NEOs and non-employee Director compensation. The oil and gas companies that comprise this peer group were selected for, among other reasons, because they potentially compete with ZaZa for executive level talent.

        The 2014 peer group for compensation purposes consists of:

Abraxas Petroleum Corp	Magnum Hunter Resources Corp.
Approach Resources, Inc.	Matador Resources Company
Carrizo Oil & Gas Inc.	Penn Virginia Corporation
Comstock Resources, Inc.	PetroQuest Energy, Inc.
Crimson Exploration, Inc.	Quicksilver Resources Inc.
Forest Oil Corporation	Rosetta Resources, Inc.
Goodrich Petroleum Corporation	Sanchez Energy Corp.
Halcón Resources Corp.	Swift Energy Co.

        Management and the Compensation Committee have compiled compensation data for the peer group from a variety of sources. This compensation data was then used to compare the compensation of our NEOs to the market, generally targeting base salaries for our NEOs at the market 75th percentile of our peer group, and targeting annual cash and long-term incentives so that our NEOs will have the opportunity to realize in future years total compensation up to the 75th percentile of our peer group based on company performance. We continue to use this peer group for 2015 but expect to update it from time to time.

  Role of the Compensation Consultant

        The Compensation Committee's charter grants the committee the sole authority to retain, at our expense, outside, independent consultants or experts to assist it in its duties. In 2014, the Compensation Committee did not receive advice from a compensation consultant with respect to compensation in 2014. However, in August 2013, as part of cost-cutting measures, management engaged BDO USA, LLP ("BDO") to advise it with respect to possible methods of reducing the cash portion of executive compensation by increasing the equity component of executive compensation. As a result of this review, which continued into 2014, the Compensation Committee entered into an amendment to the employment agreement of Todd A. Brooks, our Chief Executive Officer and President (the "Brooks Amendment"). As a result of the Brooks Amendment, the annual salary of Mr. Brooks was reduced to $1 and the short-term and long-term incentives to Mr. Brooks were increased. For more information on Mr. Brooks' compensation structure under the Brooks Amendment, see "Management—Employment Agreements—Todd A. Brooks."

  Role of Management in Compensation Process

        The Compensation Committee evaluates the performance of Todd A. Brooks, our Chief Executive Officer and President. Mr. Brooks evaluates the performance of our other executive officers and makes recommendations to the Compensation Committee regarding all aspects of their compensation. Scott Gaille, our Chief Compliance Officer, General Counsel and Secretary, and Paul F. Jansen, our Chief Financial Officer, act pursuant to delegated authority to fulfill various administrative functions of the Compensation Committee, such as providing legal, compliance and other updates to the committee and overseeing the documentation of equity awards as approved by the committee. No executive has the authority to establish or modify executive officer compensation.

 Outstanding Equity Awards at Fiscal Year-End 2014

        The following table shows unvested equity awards outstanding for the named executive officers as of December 31, 2014. Market value is based on the closing market price of ZaZa's common stock on December 31, 2014 ($2.52 per common share) and all values have been adjusted for the 1-for-10 reverse stock split on August 19, 2014.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have not Vested		Market Value of Shares that have not Vested
Todd A. Brooks	April 11, 2013	(1)	—	—	—	—	21,212	(1)	$53,454
	April 11, 2013	(2)	—	—	—	—	17,647	(2)	$44,470
	May 28, 2014	(3)	—	—	—	—	377,250	(3)	$950,670
	June 12, 2014	(4)	—	316,713	6.30	June 12, 2024	—		—
Kevin Schepel	August 13, 2014	(5)	—	—	—	—	155,956		$393,009
Scott Gaille	April 11, 2013	(6)	—	—	—	—	5,303	(7)	$13,364
	April 11, 2013	(6)	—	—	—	—	9,359	(8)	$23,585
	May 28, 2014	(9)	—	—	—	—	155,956	(9)	$393,009

(1)
On April 16, 2014, Mr. Brooks became vested in 21,213 restricted common shares with respect to his award for the 2012 calendar year. The remaining 21,212 restricted common shares vested on April 16, 2015.

(2)
On March 15, 2014, Mr. Brooks became vested in 18,717 restricted common shares with respect to his award for the 2013 calendar year. The remaining 17,647 restricted common shares vested on March 15, 2015.

(3)
On May 28, 2014, Mr. Brooks was granted 377,250 restricted common shares under the Long-Term Incentive Plan. 125,750 of the restricted common shares vested on May 28, 2015, 125,750 shares will vest on May 28, 2016 and 125,750 shares will vest on May 28, 2017.

(4)
On June 12, 2014, Mr. Brooks was awarded options to purchase 316,713 shares of common stock. The options vest in three annual installments as follows: 105,571 options vest on June 12, 2015, 105,571 options vest on June 12, 2016 and 105,571 options vest on June 12, 2017.

(5)
On August 13, 2014, Mr. Schepel was granted 155,956 restricted common shares under the Long-Term Incentive Plan. 51,985 of the restricted shares were scheduled to vest on August 13, 2015, 51,985 of the restricted shares were scheduled to vest on August 13, 2016 and 51,986 of the restricted shares were scheduled to vest on August 13, 2017. Because Mr. Schepel voluntarily terminated his employment by the Company effective February 6, 2015, he forfeited all unvested awards.

(6)
Mr. Gaille received a grant of 15,909 restricted common shares on April 11, 2013 with respect to calendar year 2012 and a grant of 14,039 restricted common shares on April 11, 2013 with respect to calendar year 2013.

(7)
On April 16, 2014, Mr. Gaille became vested in 5,303 restricted common shares with respect to his award for the 2012 calendar year. An additional 5,303 restricted common shares vested on April 16, 2015.

(8)
On March 15, 2014, Mr. Gaille became vested in 4,680 restricted common shares with respect to his award for the 2013 calendar year. 4,680 restricted common shares vested on March 15, 2015 and 4,679 shares will vest on March 15, 2016.

(9)
On May 28, 2014, Mr. Gaille was granted 155,956 restricted common shares under the Long-Term Incentive Plan. 51,985 of the restricted common shares vested on May 28, 2015, 51,985 shares will vest on May 28, 2016 and 51,986 shares will vest on May 28, 2017.

DIRECTOR COMPENSATION

        Officers or employees of the Company who also serve on our board of directors did not receive additional compensation for their board service in 2014. In accordance with this policy, Todd A. Brooks received no compensation for his service as a director in 2014. Each non-employee director and independent director was entitled to receive an annual retainer of $62,000, other than the non-employee Chairman of the Board, who received an annual retainer of $110,000. In March 2015, the board modified the cash component of the non-employee director compensation. As a result of the modification, any non-employee director cash compensation would be accrued but not paid until the Company's liquidity situation stabilizes. This modification does not affect the equity component of non-employee director compensation.

        Each independent non-employee director receives an annual grant of stock valued at $88,000 ($90,000 for the non-employee Chairman of the Board) generally corresponding to the service period between each annual election of the board members. In accordance with this policy, on August 20, 2014, the board approved grants of 12,055 shares of restricted stock to each of Mr. Burris and Mr. Sherman and 12,329 shares of restricted stock to Mr. Williamson, the Chairman, with one-third vesting on the grant date, and an additional one-third vesting on each of August 20, 2014 and 2015.

        The following table sets forth the aggregate compensation awarded to, earned by or paid to our directors during 2014 except for Mr. Brooks whose compensation is included in the executive compensation summary compensation table.

Director Compensation for the 2014 Fiscal Year

	Year	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Travis H. Burris	2014	87,000	88,002	—	—	—	—	175,002
Gaston L. Kearby	2014	62,000	—	—	—	—	—	62,000
John E. Hearn Jr.	2014	62,000	—	—	—	—	—	62,000
A. Haag Sherman	2014	62,000	88,002	—	—	—	—	150,002
Herbert C. Williamson, III	2014	138,750	90,002	—	—	—	—	228,752

(a)
For 2014, Mr. Burris received $25,000 as chairman of the Audit Committee and Compensation Committee and Mr. Williamson received $7,500 for his service as chairman of the Nominating and Corporate Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common shares as of May 20, 2015 for:

  •
  each person known by us to be a beneficial owner of 5% or more of our outstanding common stock;

  •
  each of our directors;

  •
  each named executive officer; and

  •
  all directors and executive officers as a group.

        The amounts and percentage of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of May 20, 2015. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

        Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them, subject to community property laws where applicable. Percentage of total common shares beneficially owned is based on 13,284,847 common shares outstanding as of May 20, 2015. Unless otherwise specified, the business address for the beneficial owners listed below is 1301 McKinney Street, Suite 2800, Houston, Texas 77010.

	Common shares Beneficially Owned
	Number	Percentage
Name of Beneficial Owner
Todd A. Brooks(1)(5)	3,058,884	23.0%
Travis H. Burris	27,580	0.2%
Scott Gaille	194,742	1.5%
John E. Hearn, Jr.(2)(5)	2,067,020	15.6%
Paul F. Jansen	68,646	0.5%
Gaston L. Kearby(3)(5)	2,082,020	15.7%
A. Haag Sherman	19,980	0.2%
Herbert C. Williamson, III	40,735	0.3%
All directors and officers as a group(4)	7,559,607	56.9%

(1)
Todd A. Brooks is the general partner of FT Trading & Management, LP, which is the direct owner of 5,000 common shares listed in the table above. Todd A. Brooks is also the Trustee of the Todd Alan Brooks Non Exempt Trust, which is the sole member of Blackstone Oil & Gas, LLC ("Blackstone"). Blackstone is the direct owner of 2,082,020 common shares listed in the table above.

(2)
John E. Hearn, Jr. is the sole stockholder of Hearn Family Holding, Ltd., which is the direct owner of the 2,067,020 common shares listed in the table above.

(3)
Gaston L. Kearby is the sole member of Omega Energy, LLC, which is the direct owner of the 2,082,020 common shares listed in the table above.

(4)
Based solely on publicly available filings as of May 20, 2015 and Company records.

(5)
Each of Mr. Brooks, Mr. Hearn and Mr. Kearby is a party to the Stockholders Agreement. Although the voting agreement provisions of the Stockholders Agreement expired on February 21, 2015, each of Mr. Brooks, Mr. Hearn and Mr. Kearby have informed the Company that they intend to vote common shares beneficially owned by them together on certain matters. Thus, each of Mr. Brooks, Mr. Hearn and Mr. Kearby may be considered a group for purposes of Section 13(d) of the Exchange Act and may be deemed to be the beneficial owner of each other's shares such that each individual may be considered to hold 7,207,924 common shares, or 54% of our common shares.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes equity compensation plan information regarding equity securities authorized for issuance under individual stock option compensation agreements as of December 31, 2014:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	316,713	(2)	$6.30	(2)	670,224
Equity compensation plans not approved by stockholders	—		—		—

Total	316,713		$6.30		670,224

(1)
All values are with respect to restricted common shares and options.

(2)
Includes options to purchase 316,713 shares of common stock awarded to Mr. Todd A. Brooks on June 12, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions

        At the closing of the Combination, ZaZa issued subordinated promissory notes equal to $9 million in the aggregate to Todd A. Brooks (President and Chief Executive Officer of the Company), John E. Hearn, Jr. (a Director of the Company) and Gaston L. Kearby (a Director of the Company). Also at the closing of the Combination, ZaZa issued subordinated promissory notes equal to $38 million to the members of ZaZa Energy, LLC, which members included Blackstone Oil & Gas, LLC (an entity controlled by Mr. Brooks)("Blackstone"), Lara Energy, Inc. (an entity controlled by Mr. Hearn)("Lara") and Omega Energy Corp. (an entity controlled by Mr. Kearby)("Omega"). We refer to Blackstone, Lara and Omega as the "ZaZa LLC Members" and the subordinated promissory notes issued to the ZaZa LLC Members and to Mssrs. Brooks, Hearn and Kearby as the "Subordinated Notes." The Subordinated Notes bear interest at eight percent per annum, are unsecured, mature on August 21, 2017 and are subordinated to up to $150,000,000 in senior indebtedness, including the Senior Secured Notes issued by ZaZa at the closing of the Combination and the convertible senior notes issued by the Company in October 2012.

        On February 24, 2014, the Company entered into Exchange Agreements (the "Exchange Agreements") to exchange all of the aggregate of $47.3 million in Subordinated Notes for a combination of shares of common stock and shares of a new series of 13% preferred stock of the Company, subject to the refinancing of the Senior Secured Notes. The Exchange Agreements were amended and superseded by the Subordinated Note Modification Agreements with each of the Subordinated Note Holders (the "Modification Agreements") on January 19, 2015. The Modification Agreements provide that all interest payments to the Subordinated Note Holders will be paid in kind. These changes occurred upon execution of the Modification Agreements and, unlike the Exchange Agreements, were not subject to the refinancing of the Senior Secured Notes.

        On December 19, 2014, Blackstone entered into a lease agreement for 3,992 square feet of office space in Houston that is occupied by the Company. On January 1, 2015, the Company entered into a sublease agreement with Blackstone to occupy this space. The Company will pay the landlord directly for lease expenses. There were no payments made to Blackstone in 2014 or 2015. The Company paid the landlord $43,154 in 2015 under the sublease agreement on behalf of Blackstone.

        On December 3, 2014, the Company entered into a letter agreement with the KLR Group, LLC ("KLR") to serve as the exclusive advisor and placement agent for an offer and placement of the Company's securities. Mr. Gaston L. Kearby, one of our board members, indirectly owns a 25% interest in KLR. We did not pay KLR any fees in 2014 or 2015 in connection with their engagement. On February 12, 2015, we terminated our engagement with KLR, but under the engagement letter, KLR retains a right, for 12 months following termination of its engagement, to be paid a customary placement agent's fee if the Company consummates any public or private offering of securities with an investor introduced to the Company by KLR.

        On August 21, 2013, the Company entered into a stock purchase agreement with Todd A. Brooks, the President and Chief Executive Officer of the Company. Under the stock purchase agreement, Mr. Brooks agreed to purchase from the Company 150,000 (as adjusted for the reverse stock split) shares of the Company's common stock at a price of $9.20 per share, which was the closing bid price of the common stock on the NASDAQ on August 21, 2013, for total consideration of $1,380,000. The shares of common stock were sold to Mr. Brooks in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

        Prior to the Combination, the ZaZa LLC Members had helped finance the operations of ZaZa LLC by making capital contributions and loans to ZaZa LLC. In 2010, the ZaZa LLC Members lent ZaZa LLC $3.0 million in the aggregate, with each of ZaZa LLC Members lending $1.0 million through notes (the "member notes"). The member notes accrued interest at 8% per annum. No payments were made on account of the member notes in 2011, and the member notes were paid in full at the closing of the Combination in February 2012.

        Prior to the Combination, ZaZa LLC entered into assignments of overriding royalty interests (the "ORRI Assignments") with each of the "ZaZa Founders" (which includes our Chief Executive Officer and President Todd A. Brooks and directors Gaston L. Kearby and John E. Hearn Jr.). The ORRI Assignments granted each of the ZaZa Founders a direct or indirect interest in an overriding royalty interest generally equal to one percent (for a total of three percent) in any interests that ZaZa LLC acquires within select counties in Texas, Louisiana, Mississippi, Alabama and Florida that generally make up the upper cretaceous shale trend across the southern Gulf Coast of the United States. The overriding royalty interest obligations expire on April 29, 2016. The table below shows an estimate of the approximate dollar value of the overriding royalty interest conveyed to each of the ZaZa Founders in each of 2012, 2013 and 2014 under the ORRI Assignments. With respect to leases that ZaZa acquired, we calculated the following values by using the total acquisition cost of the lease and allocating one and one-third percent of such value to the ZaZa Founder to represent a one percent interest in the net revenue interest for such lease. Additionally, if the ZaZa Founders were entitled to one percent of certain oil and gas reserves that ZaZa acquired through its joint ventures, the following values also include the estimated value of the standardized measure of such reserves.

	Year Ended December 31,
	2014	2013	2012
Todd A. Brooks	$112,895	$208,404	$79,813
Gaston L. Kearby	$112,895	$208,404	$79,813
John E. Hearn Jr.	$112,895	$208,404	$79,813

        One of ZaZa LLC's designees to the board of directors, Travis H. Burris, currently owns a 45% interest in, and serves as Chairman and President of, Texas Champion Bank. On September 26, 2011, ZaZa LLC borrowed $5 million under a revolving line of credit with Texas Champion Bank. The line of credit beared interest at 5.5%, was scheduled to mature on September 25, 2012, and was secured by a first lien on ZaZa LLC's interests in certain of its oil and gas properties. This loan was repaid in full at the closing of the Combination in February 2012.

        Effective May 1, 2010, ZaZa LLC and its members entered into a compensation agreement in which base salary, discretionary bonus and incentive compensation were defined. Incentive compensation was based on the fulfillment of certain performance metrics and the occurrence of a "Company liquidity event," defined therein as an initial public offering, merger, reverse merger, financing or other availability of capital deemed financially beneficial to ZaZa. For the year ended December 31, 2012, ZaZa paid deferred compensation of $10.8 million and bonuses of $6.7 million. These compensation agreements were terminated in connection with the Combination on February 21, 2012.

        In March 2011, ZaZa entered into a management agreement (the "Management Agreement") with Sequent Petroleum Management, LLC ("SPM") pursuant to which SPM provided ZaZa with contractors and consultants and their related benefits programs in exchange for a monthly fee for managing such personnel. Scott Gaille, who was appointed ZaZa Energy Corporation's Chief Compliance Officer as of March 2012 was a principal of SPM until September 6, 2012, when he disposed of all of his interests in SPM. ZaZa reimbursed SPM for the costs of the personnel under the Management Agreement, including for the costs of their insurance and other benefits. SPM handled all payroll, tax, accounting and benefit services for the contractors and consultants provided under the Management Agreement. For the years ended December 31, 2012, ZaZa paid SPM $18.3 million (including $52 thousand in management fees) under this agreement. Effective November 1, 2012, 100% of the units and ownership in SPM was assigned to ZaZa LLC.

        Lot-A-Go 5 ("LG5") is an airplane rental company in which Todd A. Brooks and Gaston Kearby hold partnership interest. From time to time, ZaZa will rent aircraft for business travel reasons and be charged for the pilots' time, hangar fees and fuel. During the year ended December 31, 2014, 2013 and 2012 ZaZa was charged and paid $0, $2,000 and $115,000, respectively, for such services.

        In connection with but following consummation of the Combination, the ZaZa Founders, each determined to transfer to certain service providers approximately 170,000 shares (as adjusted for the reverse stock split) of restricted common stock of the Company (the "Restricted Stock"), held by entities controlled by the ZaZa Founders. Because such transfers are expected to give rise to a compensation expense deduction to the Company upon vesting of the grants, as opposed to giving rise to a deduction to the ZaZa Founders, the Company has agreed to pay in cash to the ZaZa Founders the economic value of any tax deduction the Company receives as a result of these grants by the ZaZa Founders.

        On September 11, 2012, the Company entered into separate Reimbursement Agreements with each of Blackstone, Omega and Lara (together, the "Reimbursement Agreements"). Pursuant to the Reimbursement Agreements, the Company will reimburse each of Blackstone, Lara, and Omega for the value of the tax benefit(s) received by the Company due to the transfers of Restricted Stock within 30 days of such time(s) when the Company is able to make use of the expense(s) relating thereto to reduce its federal income tax withholding or payments (the "Reimbursements"). If Blackstone, Lara, and Omega together cease to control a majority of the common stock of the Company prior to the time that the Company is able to make use of any or all of such expenses to reduce its federal income tax withholding or payments, then the Company will pay to each of Blackstone, Lara, and Omega an amount equal to 35% of the value of the common shares of the Restricted Stock (determined at the time of vesting) transferred by each such grantor.

        The Company estimates that the Reimbursements total $4.1 million (included in Long-term payable—related parties on the consolidated balance sheet) or $1.4 million for each of Blackstone, Lara, and Omega. No payments have been made during the years ended December 31, 2014 and 2013. The tax characterization of the Reimbursements and their reporting shall be determined by a third party tax advisor to the Company, which advisor must be reasonably acceptable to the ZaZa Founders. Each of Blackstone, Lara, and Omega will be responsible and liable for any tax consequences (including, but not limited to, any interest or penalties) as a result of the Reimbursements.

Policy Regarding Transactions with Related Persons

        Pursuant to our Code of Conduct, directors, employees, agents, and other personnel (and their family members) are required to refrain from entering into any activity that is in conflict with the interests of the Company as a whole, that would make it difficult to perform his or her work for the Company objectively and effectively or that would result in the individual receiving an improper personal benefit as a result of his or her position in the Company. If there is any possibility that a particular activity, investment or association could create, or reasonably appear to create, such a conflict of interest, that person is required to consult with our Chief Compliance Officer or the Audit Committee to assess whether such a conflict of interest exists. The charter of the Audit Committee provides that the Audit Committee will review all transactions with related persons (as defined by Item 404 of SEC Regulation S-K) for potential conflicts of interest and that the Audit Committee has oversight over all such transactions.

 AUDIT COMMITTEE REPORT

        The Audit Committee's primary purpose is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and NASDAQ listing standards.

        Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Audit Committee's responsibility is one of oversight. In this context, the Audit Committee discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by professional standards, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees. The Audit Committee also discussed with BDO USA, LLP its independence from us and received from BDO USA, LLP the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of services by BDO USA, LLP not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of BDO USA, LLP. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management and BDO USA, LLP. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

        Based on the foregoing review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements of the Company for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted,
Travis H. Burris, Chairman A. Haag Sherman Herbert C. Williamson, III

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE ZAZA ENERGY CORPORATION LONG TERM INCENTIVE PLAN

        Pursuant to a recommendation of the Compensation Committee on May 20, 2015, our board of directors approved an amendment to the ZaZa Corporation Long-Term Incentive Plan, as amended and restated on February 6, 2015 (the "Plan"), subject to stockholder approval, that will (a) increase the total number of common shares authorized to be issued under the Plan by 10 million common shares to a total of 12,336,460 common shares, (b) add a provision to the Plan that will require the maximum number of shares deliverable under the Plan to automatically increase by 15% of the number of shares issued in each offering, exchange or other issuance of common stock, unless our Board determines to increase the maximum number of shares of common stock deliverable by a lesser amount, (c) increase various limitations on the maximum number of common shares of the Company that may be issued to any one participant under the Plan in any one calendar year and (d) allow common shares subject to Awards that cease to be issuable as a result of forfeiture, cancellation, revocation, or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash to again be available for Awards under the Plan.

        Currently, there are 2,336,460 common shares authorized for issuance under the Plan of which 225,040 became authorized for issuance on June 30, 2014 under a provision in the Plan that allows for automatic increases in the number of common shares authorized for issuance under the Plan in an amount equal to two percent of the then issued and outstanding common shares of the Company on June 30 of each year. Our board of directors believes that this amendment is necessary in order to continue (i) aiding in the retention of key employees who are important to our success; (ii) motivating employee contributions toward long-term value through ownership in the Company; and (iii) aligning potential increases in compensation to increases in financial results that drive stockholder value.

        For a more complete description of the proposed Plan Amendment, please see "Proposed Amendment to the Plan" below. For a more complete description of the Plan, please see "Summary Description of the Plan" below. A copy of the proposed amendment to the Plan is included as Annex A to this proxy statement. The statements made in this proxy statement with respect to the Plan Amendment Proposal should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the proposed amendment to the Plan, which is incorporated by reference herein from Annex A.

Proposed Amendment to the Plan

        As of May 20, 2015, we have granted awards under the Plan to independent directors of our board of directors, executive officers and certain of our employees. Out of the 2,336,460 common shares currently authorized under the Plan, as of May 20, 2015, 138,427 common shares are available to be awarded. Pursuant to a provision in the Plan that allows for automatic increases in the number of common shares authorized for issuance under the Plan in an amount equal to two percent of the then issued and outstanding common shares each year on June 30, an additional estimated 265,696 common shares will become authorized for issuance on June 30, 2015 (calculated using 13,284,847 common shares outstanding as of May 20, 2015).

        Our Board believes the common shares remaining available to be awarded under the Plan are insufficient to accomplish the goals of the Plan described above. Thus, the proposed Plan Amendment would increase the total number of common shares authorized to be issued under the Plan by 10 million common shares to a total of 12,336,460 common shares.

        To ensure that there continue to be a sufficient number of shares available for issuance as Awards under the Plan, the Proposed Plan Amendment would also add a provision to the Plan that will require the maximum number of shares deliverable under the Plan to automatically increase by 15% of the number of shares issued in each offering, exchange or other issuance of common stock, unless our Board determines to increase the maximum number of shares of common stock deliverable by a lesser amount. Automatic increases as a result of share issuances would also increase the Company's number of issued and outstanding common shares, which will in turn result in further increases to the number of shares available to be awarded under the Plan under the currently existing provision of the Plan that automatically increases the number of common shares authorized for issuance under the Plan in an amount equal to two percent of the then issued and outstanding common shares of the Company on June 30 of each year. Notwithstanding the preceding, the 15% automatic increase provision of the Plan may be of limited utility if there are not a significant number of issuances of common stock, or if the Board determines to set the increase at a lesser amount.

        The proposed amendment to the Plan also makes the following changes to certain limitations under the Plan:

  •
  increases from 1,500,000 to 10,000,000 common shares the maximum number of common shares subject to stock options and stock appreciation rights (combined) that may be awarded to any one participant pursuant to the Plan in any calendar year;

  •
  increases from 1,500,000 to 10,000,000 common shares the maximum number of common shares that may be subject to Awards of restricted stock made to any one participant pursuant to the Plan in any calendar year;

  •
  increases from $1,500,000 to $10,000,000 the maximum amount of compensation that may be paid to any participant in any calendar year pursuant to Awards of restricted stock units;

  •
  increases from 1,500,000 to 10,000,000 common shares the maximum fair market value (determined as of the date of vesting) of the common shares that may be paid as compensation to any participant in any calendar year pursuant to Awards of phantom stock under the Plan;

  •
  increases from 1,500,000 to 10,000,000 common shares the maximum fair market value (determined as of the date of vesting) of compensation that may be paid to any participant in any calendar year pursuant to other stock or performance-based awards under the Plan if the compensation under the other stock or performance-based awards is denominated under the Award agreement only in terms of shares of common stock or a multiple of the fair market value per share of common stock;

  •
  increases from $1,500,000 to $10,000,000 the maximum value of compensation that may be paid to any participant in any calendar year pursuant to other stock or performance-based awards under the Plan if the compensation under the other stock or performance-based awards is not denominated under the Award agreement only in terms of shares of common stock or a multiple of the fair market value per share of common stock; and

  •
  increases from $1,500,000 to $10,000,000 the maximum amount of compensation any participant can be paid in any calendar year pursuant to Awards that are intended to comply with the requirements of Section 162(m) of the Code (and are designated as such).

        Finally, the proposed Plan Amendment would allow common shares subject to awards that cease to be issuable as a result of forfeiture, cancellation, revocation, or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash to again be available for Awards under the Plan.

        As a result of future Plan awards that may be awarded in connection with our compensation strategy, our board of directors recommends the foregoing amendments to the Plan.

Summary Description of the Plan

  Eligibility and Available Awards

        The Plan provides for the grant of incentive stock options and non-qualified stock options (collectively, "stock options"), restricted stock, restricted stock units, stock appreciation rights, phantom stock, and other stock or performance-based awards (each, an "Award"). All employees, non-employee directors and service providers of the Company or any affiliate (as defined in the Plan) of the Company are eligible to receive grants of Awards under the Plan. However, incentive stock options may be granted only to employees. Further, non-qualified stock options and stock appreciation rights may only be granted to employees, non-employee directors and service providers of the Company or entities in a chain of corporations in which the Company has a controlling interest. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Compensation Committee. It is currently expected that all of our employees will participate in the Plan, along with five non-employee directors who serve on the Company's board of directors.

  Administration

        The Plan will be administered by the Compensation Committee of our board of directors, unless the board of directors appoints another committee for such purpose. No member of the Compensation Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Compensation Committee must be ratified by the board of directors.

        Subject to the provisions of the Plan, the Compensation Committee will (i) select the eligible individuals to whom Awards may be granted; (ii) determine the type, amount, terms, restrictions and conditions of Awards, including designating stock options as incentive stock options or non-qualified stock options; (iii) determine the time or times at which Awards shall be granted and the number of shares of common stock subject to each Award; (iv) interpret the Plan and all Awards under the Plan; (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan; (vi) make all other determinations necessary or advisable for the administration of the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that it deems desirable to effectuate the Plan; (viii) determine the fair market value of shares of common stock; (ix) approve one or more forms of Award agreement; (x) determine whether an Award will be settled in shares of common stock, cash, or in any combination thereof; (xi) accelerate, continue, extend or defer the exercisability or vesting of any Award or any common shares acquired pursuant thereto, including with respect to the period following a participant's termination of service; (xii) amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or common shares acquired pursuant thereto; and (xiii) prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or adopt sub-plans or supplements to, or alternative versions of, the Plan, including with limitation, as the Compensation Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, any foreign jurisdiction whose citizens may be granted Awards. Any action taken or determination made by the Compensation Committee or the board of directors pursuant to the Plan will be binding on all parties. No member of the board of directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the Plan or an Award granted thereunder.

        Our board of directors may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the Plan, in connection with a change of control, no amendment (other than any amendment the board deems necessary in order to permit Awards to meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the Plan may, without the consent of the holder of an

Award, terminate such Award or adversely affect such person's rights with respect to such Award in any material respect unless or to the extent specified in the Award itself. However, no amendment shall be effective prior to its approval by the stockholders, to the extent such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange on which the Company's stock may be listed.

  Stock Available for Issuance

        The maximum number of common shares that may be issued under the Plan is 2,336,460 shares, subject to adjustment as provided in the Plan, and subject to automatic annual increases by an amount equal to 2% of the then issued and outstanding shares of our common stock as of June 30 of each fiscal year. The Plan Amendment would increase the total number of common shares authorized to be issued under the Plan by 10 million common shares to a total of 12,336,460 common shares and add a provision to the Plan that will require the maximum number of shares deliverable under the Plan to automatically increase by 15% of the number of shares issued in each offering, exchange or other issuance of common stock, unless our Board determines to increase the maximum number common shares deliverable by a lesser amount.

        Each common share that is the subject of an Award granted under the Plan may be made available from authorized but unissued shares, treasury stock or shares acquired in the open market. No fractional common shares shall be issued under the Plan and settlement of such fractional shares shall be made in cash. Each common share that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of common shares remaining available for an Award under the maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, common shares (i) not issued and that cease to be issuable for any reason, including, but not limited to, forfeiture, revocation, cancelation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash (ii) tendered in payment of the exercise price of any stock option, (iii) tendered to, or withheld by, us to satisfy tax withholding or other obligations, and/or (iv) repurchased by us, whether with stock option proceeds or otherwise. The Plan Amendment proposes to allow common shares that cease to be issuable as a result of forfeiture, revocation, cancelation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash to again be issued as Awards.

  Current Award Limits

        The maximum number of common shares that may be issued under the Plan pursuant to an exercise of incentive stock options is 5,000,000 shares. The maximum number of common shares subject to stock options and stock appreciation rights (combined) awarded to any one participant pursuant to the Plan in any calendar year shall not exceed 1,500,000 common shares. The maximum number of common shares that may be subject to Awards of restricted stock made to any one participant pursuant to the Plan in any calendar year shall be 1,500,000 common shares. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of restricted stock units shall not exceed $1,500,000. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of phantom stock under the Plan shall not exceed the fair market value (determined as of the date of vesting) of 1,500,000 common shares. The maximum amount of compensation that may be paid to any participant in any calendar year pursuant to other stock or performance-based awards under the Plan, (i) if the compensation under the other stock or performance-based awards is denominated under the Award agreement only in terms of common shares or a multiple of the fair market value per common share, shall not exceed the fair market value (determined as of the date of vesting) of 1,500,000 common shares; or (ii) in all other cases, shall not exceed $1,500,000. The maximum amount of compensation any participant can be paid in any calendar year pursuant to Awards that are intended to comply with the requirements of Section 162(m) of the Code (and are designated as such) shall not exceed $1,500,000. The foregoing limitations on the numbers common shares that may be issued and that may be subject to Awards are subject to adjustment, as provided in the Plan. These limitations will be increased if the amendment to the Plan is approved as further described above under "Proposed Amendment to the Plan."

  Adjustments Upon Changes in Capitalization or Reorganization

        The type or number of common shares authorized under the Plan or subject to an Award under the Plan, and/or the exercise or purchase price applicable to an Award, subject to any required action by our stockholders, will automatically be proportionately adjusted in the event that the outstanding common shares are changed into or exchanged for a different kind of security by reason of a merger, recapitalization, reclassification, stock split, payment of stock dividend, consolidation of common shares or a combination of common shares. The Plan does not permit the Compensation Committee to reprice non-qualified stock options or stock appreciation rights without stockholder approval.

  Types of Awards

        Stock Options.    Stock options entitle the holder to purchase a specified number of common shares upon vesting at an exercise price per share specified on the date of grant. The Compensation Committee has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the Plan. The Compensation Committee will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified stock options. Unless otherwise provided in the Award agreement, stock options will vest such that one-third of the original number of common shares granted shall vest on each anniversary of the date of grant until the stock option fully vests or is forfeited or expires.

        Except as described below, the exercise price at which common shares may be purchased upon the exercise of a stock option will not be less than 100% of the fair market value of our common stock on the date that the stock option is granted. In the case of incentive stock options granted to employees owning more than 10% of the total combined voting power of us and our affiliates, the exercise price at which common shares may be purchased upon the exercise of such incentive stock option shall not be less than 110% of the fair market value of our common shares on the date of grant. The aggregate fair market value of common shares granted pursuant to one or more options (determined as of the date the option is, or the respective dates the options are, granted under the Plan or any other option plan of ours or our affiliates) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.

        Except in certain grants of incentive stock options (which may not be exercised later than five years after the date of grant), no option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of common shares with respect to which the stock option is to be exercised, accompanied by full payment for the common shares being purchased and any required withholding taxes, unless other arrangements have been made with the Compensation Committee. The payment can be made (i) by cash or check, (ii) subject to such conditions and requirements as the Compensation Committee may specify, by the Company withholding common shares otherwise issuable from the exercise of the stock option, (iii) with the consent of the Compensation Committee, by tendering to the Company common shares owned by the participant for more than six months having an aggregate fair market value as of the date of exercise that is not greater than the full exercise price for the common shares with respect to which the stock option is being exercised, or (iv) subject to such instructions as the Compensation Committee may specify and at the participant's written request, by the Company delivering certificates for the common shares for which the stock option is being exercised to a broker for sale on behalf of the participant; provided that the participant has irrevocably instructed such broker to remit directly to the Company, on the participant's behalf, the full amount of the exercise price from the proceeds of such sale.

        Restricted Stock.    Restricted stock is common stock that is subject to such restrictions as the Compensation Committee may impose, including forfeiture, transfer and repurchase restrictions, and in no event will the term of any such Award exceed ten years. The Compensation Committee has authority and discretion to determine what restrictions apply to the restricted stock and when and how the restrictions of one Award of restricted stock may differ from those of any other Award of restricted stock.

        When granted, restricted stock is registered in the name of the participant and either left on deposit with, or held in trust or escrow by, us until the restrictions lapse. Unless otherwise provided in the Award agreement, holders of restricted stock have all of the rights of a stockholder, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that unless otherwise provided in the Award agreement, in the case of restricted stock with respect to which vesting is conditioned on performance criteria, other than the continuation of the participant's employment or service for a fixed or specified duration, holders of restricted stock shall not have the right to receive dividends and/or vote with respect to such restricted stock until the restricted stock vests, at which time the sum of all dividends on such restricted stock for the restricted period shall be paid without interest. If, prior to the end of the restricted period, a participant's employment or service with us is terminated or the participant's restricted stock is forfeited pursuant to the terms of his or her Award agreement, we will have the right to repurchase the participant's restricted stock for the lesser of (i) its fair market value on the date of forfeiture or (ii) the amount of cash paid therefor, if any. If for any reason the restrictions imposed by the Compensation Committee are not met at the end of the restricted period, the restricted stock will be forfeited by the participant and reacquired by us.

        Stock Appreciation Rights.    A stock appreciation right entitles a participant to receive (either in cash, common stock, or a combination thereof), upon exercise of the stock appreciation right, the excess of (i) the fair market value per share of common stock on the date of exercise over (ii) an amount not less than the fair market value per share of common stock on the date of grant. The Compensation Committee may provide that the excess may not exceed a specified amount. The Compensation Committee shall determine, at the date of grant, the time or times at which and the circumstances under which a stock appreciation right may be exercised, and the term of the stock appreciation right, subject to a ten year maximum term.

        To exercise a stock appreciation right, the person entitled to exercise the stock appreciation right must provide written notice to us, setting forth the number of common shares with respect to which the stock appreciation right is to be exercised, accompanied by full payment of any required withholding taxes, unless other arrangements have been made with the Compensation Committee.

        Restricted Stock Units.    An Award of a restricted stock unit is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, a stated or determinable amount denominated in cash. The right to receive payment of an Award of restricted stock units may be conditioned upon continued employment or achievement of performance goals. Restricted stock unit awards may be payable in cash, common shares, or a combination of cash and common shares. The Compensation Committee has the authority to determine the periods of restriction, the number of notional common shares to which the restricted stock unit award pertains and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment of a restricted stock unit award shall occur in a single lump sum no later than the 15th day of the third calendar month following the date the restrictions lapse.

        Phantom Stock.    An Award of phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, a stated or determinable amount denominated in common shares. The right to receive payment of an Award of phantom stock may be conditioned upon continued employment or achievement of performance goals. Phantom stock awards may be payable in cash, common shares or a combination of cash and common shares. The Compensation Committee has the authority to determine the periods of restriction, the number of notional common shares to which the phantom stock award pertains and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment of a phantom stock award shall occur in a single lump sum no later than the 15th day of the third calendar month following the date the restrictions lapse.

        Other Stock or Performance-Based Awards.    Any other stock or performance-based award is an Award not otherwise described in the Plan, the value of which is based in whole or in part by reference to, or based on or related to, a common share or cash as determined by the Compensation Committee to be consistent with the purposes of the Plan. Any other stock or performance-based award may be payable in cash, common shares, or a combination thereof. The Compensation Committee has the authority and discretion to determine the terms and conditions of other stock or performance-based awards, including any performance criteria covering such Awards, consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment or the settlement of other stock or performance-based awards shall be made in a single lump sum upon vesting, but no later than the 15th day of the third calendar month following the date on which vesting occurs.

        Awards intended to comply with the requirements of Section 162(m) of the Code. The Plan authorizes the Compensation Committee to grant any Award and provide that such Award shall be granted to comply with the requirements of Section 162(m) of the Code.

        The Compensation Committee shall establish the performance goals for a performance period and the amount and terms, in writing, for each Award that is intended to comply with the requirements of Section 162(m) of the Code. Each performance goal shall consist of and incorporate (i) one or more designated business criteria, (ii) the quantitatively determinable level(s), standard(s), degree(s) or range(s) of achievement to be applied to each such business criteria for the performance period, and (iii) the amount of compensation (which shall be objectively determinable under one or more formulas or pre-determined standards) that shall vest under the performance goal for the achievement of each specified business criteria, at the prescribed level(s), standard(s), degree(s) or range(s). Awards intended to comply with the requirements of Section 162(m) of the Code shall vest and shall be paid only if and to the extent vested under the performance goals. Performance goals may be based on any one or more business criteria on an absolute or relative basis or as compared to the performance of a published index deemed by the Compensation Committee to be applicable to the Company, including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. Performance goals may differ among participants and Awards. Performance goals shall be established, Awards shall be granted and shall become binding at a time when the achievement of or outcome under each applicable performance goal is "substantially uncertain" (within the meaning of Section 162(m) of the Code), and in all events by no later than the earlier of the 90th day of the performance period or the lapse of 25% of the performance period, unless otherwise required or permitted for Section 162(m) of the Code. Performance goals may differ among Awards granted to any one participant or for Awards granted to different participants.

        The business criteria, upon which performance goals are based, are as follows: (i) stock price; (ii) earnings per common share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per common share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on investment; (x) return on capital; (xi) return on equity; (xii) economic value added; (xiii) gross margin; (xiv) net income; (xv) pretax earnings; (xvi) pretax earnings before interest; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xix) operating income; (xx) total stockholder return; (xxi) debt reduction; (xxii) successful completion of an acquisition, initial public offering, private placement of equity or debt; or (xxiii) reduction of expenses.

        The Compensation Committee shall have the discretion to reduce the amount payable under such Award (even if it has otherwise vested under the applicable performance goal) for a participant's negative conduct or other activities or factors as the Compensation Committee may determine, but it shall not have the authority to either increase the amount payable under such Award above the amount which vests under the performance goals or pay or provide compensation in lieu of the portion of Award that does not so vest. After the end of each performance period, the Compensation Committee will determine and certify in writing the results under each business criteria on which any performance goal is based, whether (and, if applicable, the degree to which) each performance goal and each other material term of the Award were satisfied, and the resulting amount of compensation vested and payable under such Award.

  Withholding

        We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Compensation Committee may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by (a) tender of a cash payment to us, (b) withholding of common shares otherwise issuable under an Award or (c) tender to the Company shares of common stock owned by the participant if such tendered common shares have been held by such participant for at least six months.

  Transferability

        Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than restricted common shares which have vested, will be (i) assignable, saleable or otherwise transferable by a participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Compensation Committee shall have been furnished with a copy of the deceased participant's will or such other evidence as the Compensation Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of the Plan shall be void and ineffective for all purposes. Except as otherwise specifically provided under the Plan, only the participant or his guardian (if the participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may exercise stock options or stock appreciation rights, receive cash payments and deliveries of shares or otherwise exercise rights under the Plan. The executor or administrator of the participant's estate, or the person or persons to whom the participant's rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the participant's beneficiary or beneficiaries of the rights of the participant and shall be entitled to exercise such rights as are provided under the Plan.

  Amendment of Awards

        The Compensation Committee may amend an Award; provided, however, that no amendment of an Award may, without the consent of the participant, adversely affect the participant's rights with respect to such Award in any material respect.

  Term of the Plan

        The Plan shall terminate ten years after the date of its initial adoption by the board of directors, unless earlier terminated by the board of directors. No Award may be granted hereunder after termination of the Plan.

  Change of Control

        Unless otherwise provided in an Award, upon the occurrence of a change in control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets or liquidations), the board of directors may, but is not required to, (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the board of directors; (iii) cause the acquirer to assume the Plan and the Awards or exchange the Awards for the acquirer's stock; (iv) terminate the Plan; or (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.

        The board of directors will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) in the case of an Award that is not a stock option or restricted stock, the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award and (ii) in the case of a stock option or restricted stock, the excess of the market value per common share over the option price, or the market value per common share of restricted stock, as applicable, multiplied by the number of common shares as to which such Award is vested.

  Termination, Death and Disability

        Except as otherwise provided in an Award agreement, upon a participant's termination for cause (as defined in the Plan), all unpaid Awards, whether vested or not, shall terminate and be immediately forfeited. Unless otherwise provided in an Award agreement, upon a participant's termination for any reason (including death or disability) other than for cause, any unvested Award outstanding at the time of termination shall terminate and be immediately forfeited. The board of directors or Compensation Committee may provide for the continuation of any Award, except if such continuation would cause certain adverse tax consequences.

  Clawback Policy

        All Awards (including any proceeds, gains or other economic benefit actually or constructively received by any participant upon any receipt or exercise of any Award or upon the receipt or resale of any common share underlying any Award) shall be subject to the provisions of any claw-back policy implemented by the Company or as set forth in any award agreement.

  Summary of Certain Federal Income Tax Considerations

        The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan and is based on applicable provisions of the Code, as currently in effect, and the income tax regulations issued thereunder. This summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or foreign taxes.

        Status of Stock Options.    Stock options granted under the Plan may be either incentive stock options or non-qualified stock options. Under certain circumstances, an incentive stock option may be treated as a non-qualified stock option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified stock option.

        Non-qualified Options.    No federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of common stock received by an option holder upon the exercise of a non-qualified stock option are not subject to certain restrictions in the hands of the option holder (such as the restrictions described below in "Restricted Stock"), then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock.

        Incentive Stock Options.    No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder will recognize no income for federal income tax purposes upon exercise of an incentive stock option, except for purposes of the Alternative Minimum Tax discussed below. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised and the holder satisfies certain employment requirements, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period (a "Disqualifying Disposition"), then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction.

        Alternative Minimum Tax.    Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax ("AMT"). The excess of the fair market value of common shares acquired upon exercise of an incentive stock option over the exercise price paid for such common shares is an adjustment to AMT income for the option holder's taxable year in which such exercise occurs (unless the common shares are disposed of in the same taxable year in a Disqualifying Disposition and the amount realized is less than the fair market value of the common shares on the date of exercise, in which event the amount included as ordinary income will not exceed the amount realized on the disposition over the basis of the common shares).

        Restricted Stock.    Generally, the grant of restricted stock (i.e., stock subject to a substantial risk of forfeiture and restrictions on transfer) will not be a taxable event to the participant, and we will not receive a deduction at the time of grant. Absent an 83(b) election (described below), the participant will be taxed at the time the restrictions constituting a substantial risk of forfeiture lapse (equal to the difference between the fair market value of the stock on such date and the consideration paid, if any, for the common shares), and we will receive a corresponding deduction. However, the participant may elect to make an 83(b) election not later than 30 days after the grant of the restricted stock. An 83(b) election is an election permitted under Section 83(b) of the Code that allows the participant to recognize ordinary income on the restricted stock at the time of the grant equal to the difference between the fair market value of the stock on the date of grant and the amount paid, if any, for the common shares. If the participant makes an 83(b) election, we receive a corresponding deduction at the time of the grant, and no tax is recognized by the participant, nor is any deduction received by us, upon vesting of the common shares.

        When the participant sells the common shares, he or she may realize a capital gain if the sales price is greater than his or her basis in the common shares. The participant's basis for this purpose should equal the amount of compensation recognized plus the amount, if any, paid for the shares. We do not receive a deduction at that time. If the participant sells the common shares and the amount realized is less than his or her basis in the common shares, the participant will recognize a capital loss. The capital gain or loss will be either short-term or long-term, depending on the holding period of the common shares. The holding period commences upon vesting (if no 83(b) election is made) or upon grant (if an 83(b) election is made).

        Dividends paid on restricted stock are subject to tax at the time paid to participants. If no 83(b) election is made, dividends are taxed as ordinary income until the restricted stock vests. If an 83(b) election is made, dividends are treated as dividend income from the date of grant of the Award.

        Stock Appreciation Rights.    A participant who receives a stock appreciation right award will not be taxed on receipt of the Award. Upon receipt of common shares pursuant to the exercise of a stock appreciation right, the fair market value of the common shares received (including any common shares withheld for tax purposes) is recognized as ordinary income for federal income tax purposes at the time the common shares are received. If a participant receives cash upon the exercise of a stock appreciation right, the excess of the fair market value of the common shares exercised over the fair market value of the corresponding common shares on the date of grant is recognized as ordinary income for federal income tax purposes on the date of payment. Subject to Section 162(m) of the Code, described below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction at the same time and in the same amount as the income recognized by the participant.

        Restricted Stock Units.    In general, a participant who receives a restricted stock unit award will not be taxed on receipt of the Award; instead, the amount paid (including any cash or common shares withheld for tax purposes) to the participant (whether in cash, common shares, or a combination thereof) equal to the fair market value of any common shares or cash received will be taxable as ordinary income to the participant upon settlement of the Award. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

        Phantom Stock.    In general, a participant who receives a phantom stock award will not be taxed on receipt of the Award; instead, the amount paid to the participant (whether in cash, common shares, or a combination thereof) equal to fair market value of a common share multiplied by the specified number of notional common shares that have vested will be taxable as ordinary income to the participant upon settlement of the Award. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

        Other Stock or Performance-Based Awards.    In general, a participant who receives another stock or performance-based award will not be taxed on receipt of the Award, but instead the cash or the fair market value of common shares received upon settlement will be taxable as ordinary income on the date that the cash or common shares are received in payment of the Award. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

  Other Tax Considerations

        In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to us and subject to an additional 20% tax to the recipient. Awards under the Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

        The Company will generally be allowed a deduction for amounts of compensation recognized by participants, except to the extent the limitations of Section 162(m) of the Code, or other restrictions on the deduction of compensation, are applicable. Section 162(m) of the Code places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1,000,000 limit. Generally, assuming applicable regulatory requirements are satisfied, stock options and stock appreciation rights granted with an exercise or grant price at least equal to the fair market value of the underlying stock on the date of grant will qualify as performance-based compensation. Other Awards may or may not so qualify, depending on their terms.

        Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT.

NASDAQ STOCKHOLDER APPROVAL REQUIREMENTS FOR CERTAIN STOCK ISSUANCES

        As described in the following sections, Proposals 3 and 4 are being submitted to stockholders because of NASDAQ Marketplace Rule 5635(d) (the "NASDAQ 20% Rule"), which requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving:

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  the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value that together with sales by officers, directors or substantial stockholders equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or

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  the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

PROPOSAL 3
APPROVAL OF ISSUANCE OF 20% OR MORE OF THE OUTSTANDING SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE EXCHANGE OF ANY OR ALL OF OUR $47,300,000 IN AGGREGATE PRINCIPAL AMOUNT OF 8.00% SUBORDINATED NOTES DUE 2017 PLUS ACCRUED AND UNPAID INTEREST AND INTEREST PAID-IN-KIND AS ADDITIONAL PRINCIPAL IN CONNECTION WITH THE REFINANCING OF THE COMPANY'S $13,900,000 IN AGGREGATE PRINCIPAL AMOUNT OF 10% SENIOR SECURED NOTES DUE 2017

Background

        In February 2012, we issued 8.00% Subordinated Notes due 2017 (the "Subordinated Notes") in an aggregate amount of $47.33 million to Todd A. Brooks (President and Chief Executive Officer of the Company) and Blackstone Oil & Gas, LLC (an entity controlled by Mr. Brooks) (together, the "Brooks Note Holders"), (b) John E. Hearn, Jr. (a Director of the Company) and Lara Energy, Inc. (an entity controlled by Mr. Hearn) (together, the "Hearn Note Holders") and (c) Gaston L. Kearby (a Director of the Company) and Omega Energy Corp. (an entity controlled by Mr. Kearby) (together, the "Kearby Note Holders," and collectively with the Brooks Note Holders and the Hearn Note Holders, the "Subordinated Note Holders"). Until modified by the Modification Agreements described below, the Subordinated Notes accrued and were paid interest in cash at a rate of 8% per annum payable monthly in cash, and matured on August 17, 2017.

        In November 2013, our Board of Directors began to explore possible transactions to restructure the Subordinated Notes as part of a larger effort to improve the Company's balance sheet and to preserve cash. Because of the status of the Subordinated Note Holders as related parties and their direct and indirect financial interests in any transaction with the Company, our Board of Directors in November 2013 appointed an ad hoc committee of disinterested independent directors (the "Conflicts Committee") to handle the negotiation and evaluation of possible transactions to restructure the Subordinated Notes as part of a larger effort to improve the Company's finances. The Conflicts Committee consisted of all of our independent directors—Messrs. Travis Burris, Haag Sherman and Herbert Williamson. Since its inception, the Conflicts Committee has met 8 times regarding concepts for restructuring the Subordinated Notes and has engaged in ongoing negotiations with the Subordinated Note Holders.

        The Conflicts Committee held four meetings between January 31, 2014 and February 21, 2014. During this time period, multiple negotiations occurred between the Conflicts Committee and its representatives, on the one hand, and the Subordinated Note Holders, on the other hand, concerning the proposed terms of an exchange of some or all of the Subordinated Notes for various forms of equity in the Company. On February 14, 2014, the Conflicts Committee engaged the investment banking firm Simmons & Company International ("Simmons") to advise it on the fairness (from a financial point of view) to the Company's unaffiliated stockholders of such a transaction.

        The Conflicts Committee retained Simmons because of its reputation and experience as an investment banking firm. In connection with Simmons' services as the financial advisor to the Conflicts Committee, the Company agreed to pay Simmons an aggregate fee of $375,000, ($50,000 payable upon engagement and the remaining $325,000 upon delivery of its opinion). None of Simmons' compensation was contingent on the approval of any transaction.

        The Conflicts Committee's negotiations with the Subordinated Note Holders resulted in the February 24, 2014 Subordinated Note Exchange Agreements with each of the Subordinated Note Holders. Under the terms of the Subordinated Note Exchange Agreements, each of the Subordinated Note Holders agreed to receive shares of 13% Preferred Stock with an aggregate liquidation preference equal to $12.8 million (the "Exchange Preferred Shares") and shares of Common Stock (the "Exchange Common Shares," and together with the Exchange Preferred Shares, the "Exchange Shares"), subject to refinancing the Senior Secured Notes. The Exchange Common Shares were valued at $0.9495 per share based on the volume weighted average price per share for the ten trading days prior to February 24, 2014, with an aggregate value equal to the aggregate amount of any outstanding principal and accrued and unpaid interest on each Subordinated Note Holder's Subordinated Notes in excess of $12.8 million. As a result, at closing of the exchange (the "Exchange Closing"), shares of Preferred Stock with a total liquidation preference of $37.4 million would have been issued, and a total of approximately 9.48 million common shares would have been issued. At the time the Subordinated Note Exchange Agreements were entered into, the Company contemplated that it would be able to complete a public offering of a similar series of preferred stock in order to provide all or a portion of the funds required to refinance the Senior Secured Notes.

        Through the transactions contemplated by the Subordinated Note Exchange Agreements, the Company intended to, among other things (i) provide adequate liquidity through 2015, (ii) improve the Company's balance sheet, (iii) facilitate the refinancing of the Senior Secured Notes by utilizing a public offering of a series of preferred stock substantially similar to the preferred stock to be offered to the Subordinated Note Holders and bonds, (iv) improve the trading price of the Company's common stock, both in the near- and long-term, and (v) improve the Company's chances of completing value-accretive transactions.

        Due to changing market conditions during 2014, the Company was unable to launch its public offerings of preferred stock and bonds, or otherwise refinance its Senior Secured Notes. As a result, the Company was unable to complete the exchange of the Subordinated Notes as contemplated by the Subordinated Note Exchange Agreements.

        By the third quarter of 2014, it became apparent to the Board that the Company would be facing liquidity uncertainties in the first quarter of 2015. To attempt to alleviate these liquidity uncertainties, and because the exchange could not be completed unless the Senior Secured Notes were first fully refinanced, the Board requested that the Conflicts Committee reconvene to negotiate an alternative to the previously contemplated exchange focusing on: (i) providing greater flexibility to the Company and the Note Holders in their attempt to secure substitute senior financing, (ii) removing the mandatory prepayment provision relating to future debt and equity financings; and (iii) providing for deferred payment of interest-in-kind at a lower rate than the 13% contemplated in the original exchange.

        During the period from October 8, 2014 to January 17, 2015 the Conflicts Committee met three times while multiple negotiations occurred between the Conflicts Committee and its representatives, on the one hand, and the Subordinated Note Holders, on the other hand, with the goal of amending the Subordinated Note Exchange Agreements.

        Effective January 19, 2015, the Conflicts Committee and the Subordinated Note Holders reached a new agreement (the "Modification Agreements"). Instead of exchanging the Subordinated Notes for $37.4 million of 13% preferred stock and 9.48 million shares of common stock of the Company, the Subordinated Note Holders agreed to continue the previous interest rate of 8% and accept payment-in-kind interest—saving the Company an estimated $300,000 per month in interest payments—among other changes to the Subordinated Notes. These changes effected by the Modification Agreements occurred immediately upon execution and, unlike the Subordinated Note Exchange Agreements, were not subject to the refinancing of the Senior Secured Notes.

        Simultaneously with the execution of the Modification Agreements, each Subordinated Note Holder surrendered his or its Subordinated Note effective as of January 19, 2015 in exchange for a replacement subordinated note (each, a "First Amended and Restated Subordinated Note"). The First Amended and Restated Subordinated Notes provide that interest payments are to be paid in kind as additional principal beginning with the first interest payment due with respect to interest that accrues beginning January 1, 2015, and the payment-in-kind interest will continue as long as those notes remain outstanding. Interest will continue to accrue at a rate of 8.00% per annum, and the maturity date will remain August 21, 2017.

        In order to facilitate the refinancing of the Senior Secured Notes, the Subordinated Note Holders also agreed in the Modification Agreements to negotiate in good faith any inter-creditor agreement that may be requested by a senior lender in connection with the refinancing of the Senior Secured Notes (or a deferral of the put right) and to eliminate the Company's obligation to use 20% of the proceeds from equity financing after February 21, 2015, or 20% of the proceeds from subordinated debt financing at any time, to prepay a portion of the Subordinated Notes. Additionally, the First Amended and Restated Subordinated Notes establish as an event of default any acceleration of the Senior Secured Notes or other senior indebtedness.

        Despite entering into the Modification Agreements, the Company continues to face challenges refinancing its Senior Secured Notes. Part of the challenge is that potential lenders offering to refinance the Company's Senior Secured Notes have expressed concern about the Company's total indebtedness and have requested, as a condition to refinancing the Senior Secured Notes, that the Subordinated Notes be exchanged in their entirety for equity.

        To further reduce the Company's indebtedness and in anticipation of such an exchange being a condition for the refinancing of the Company's Senior Secured Notes, the Conflicts Committee reconvened for purposes of negotiating the terms and conditions for the exchange of Subordinated Notes for equity. Since May 6, 2015, the Conflicts Committee has met two times and engaged in multiple negotiations with the Subordinated Note Holders regarding a possible exchange to be made in conjunction with the refinancing of the Company's Senior Secured Debt.

        On May 7, 2015, after consulting with its legal advisors, including consideration of the potential consequences of not exchanging the Subordinated Notes for equity of the company, the Conflicts Committee concluded that it had all of the necessary information to recommend to the Board that it approve a transaction that would issue shares of the Company's common stock in exchange for extinguishing an equivalent principal amount of the Subordinated Notes. Although the committee has not reached a final agreement with the Subordinated Note Holders with respect to a transaction to restructure their debt, it has determined to recommend to the Board to seek stockholder approval for a transaction to issue shares of our common stock or securities exercisable or convertible into shares of our common stock within certain limitations as allowed by NASDAQ. Such limitations are listed below under the heading "Limitations on Future Issuances of Subordinated Notes Exchange Shares." We use the term "Subordinated Notes Exchange Shares" to refer to both (a) the shares of common stock that we may issue to the Subordinated Note Holders as part of a debt exchange and (b) the shares of common stock issuable upon conversion or exercise of other securities that we may issue to the Subordinated Note Holders as part of a debt exchange.

        Because the number of shares of common stock that would need to be issued in connection with any future exchange of the Subordinated Notes for equity of the Company would likely exceed 20% or more of the shares of common stock outstanding before the issuance, we are required to comply with the stockholder approval requirements of the NASDAQ 20% Rule. Additionally, pursuant to Rule 5635(b) of the Listing Rules of the NASDAQ Stock Market (the "Change of Control Rule"), stockholder approval is required prior to the issuance of securities in connection with a change of control. NASDAQ may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.

Limitations on Future Issuances of Subordinated Notes Exchange Shares

        The terms of any future agreement to issue Subordinated Notes Exchange Shares in exchange for Subordinated Notes will be subject to the following limitations:

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  The maximum number of Subordinated Notes Exchange Shares that would be issued pursuant to all exchange agreements would be 60,353,658 shares of common stock—the maximum number of shares that could be issued assuming a price per share of our common stock of $1.00 and 25% warrant coverage. The use of $1.00 per share does not reflect the deal that would be negotiated and has been designated solely to enable a calculation of the maximum number of shares that are subject to approval under this proposal. The actual price for the shares issued will be determined by the Conflicts Committee's negotiations with the Subordinated Note Holders and may be higher than $1.00 per share.

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  The maximum aggregate dollar value of Subordinated Notes Exchange Shares that would be issued pursuant to all exchange agreements would be $47,330,000 worth of our common stock as of December 31, 2014 plus accrued interest and principal accrued as payment-in-kind interest ($1,598,843 as of May 31, 2015) and a number of warrants equal to not more than 25% of the shares of common stock issued.

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  The Conflicts Committee will negotiate with the Subordinated Note Holders a price or the pricing of the Subordinated Notes Exchange Shares based upon their independent evaluation of the exchange and what it believes is in the best interests of the stockholders. Such pricing could involve reference to a volume weighted average price or another metric that could be at a discount or premium to the market price of our common stock as traded on the NASDAQ Capital Market. Regardless of the mechanism used, the maximum discount to the market price of our common stock as traded on the NASDAQ Capital Market will be 33%.

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  The purposes of future issuances of common stock under this proposal will be limited to extinguishing principal, interest and principal accrued as payment-in-kind interest under our Subordinated Notes.

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  The time frame for issuing shares of common stock under the authority granted by this proposal will be three months from the date of stockholder approval.

We are requesting your approval to issue Subordinated Notes Exchange Shares in accordance with the foregoing limitations to satisfy the requirements of the NASDAQ 20% Rule and the NASDAQ Change of Control Rule. If the Subordinated Notes Exchange Shares consist of securities exercisable for or convertible into common stock, then stockholder approval of this proposal also will constitute approval of the issuance of shares of common stock upon conversion or exercise of such securities, and no additional approval will be solicited.

Increased Dilution

        Upon the issuance of the Subordinated Notes Exchange Shares there will be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock. Additionally, anti-dilution provisions in other agreements that we have entered into with respect to the issuance of other securities convertible into shares of our common stock could be triggered depending on the deemed offering price of the Subordinated Notes Exchange Shares, which such anti-dilution provisions could increase the number of shares of our common stock issuable as a result of exercise or conversion of such securities.

        The dilutive effect of the issuance of the Subordinated Notes Exchange Shares could also have an anti-takeover effect. The dilution of the voting power of a person seeking control of the Company could deter or render more difficult a merger, tender offer, proxy context on an extraordinary corporate transaction opposed by the Company.

Other

        The foregoing description of the potential offerings associated with the issuance of the Subordinated Notes Exchange Shares is included for informational purposes in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any of our securities. We cannot guarantee that any transaction will be completed and, accordingly, we cannot be certain that we will receive any of the expected benefits from the issuance of the Subordinated Notes Exchange Shares. No transaction for the issuance of the Subordinated Notes Exchange Shares will be completed unless the Conflicts Committee determines that the proposed terms and conditions are in the best interests of the Company and our stockholders at the time.

        The Subordinated Notes Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ISSUE SHARES OF 20% OR MORE OF OUR OUTSTANDING SHARES OF COMMON STOCK IN CONNECTION WITH THE EXCHANGE OF ANY OR ALL OF OUR SUBORDINATED NOTES FOR SHARES OF COMMON STOCK.

PROPOSAL 4
APPROVAL OF THE ISSUANCE OF 20% OR MORE OF THE OUTSTANDING SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE ISSUANCE ON APRIL 30, 2015 OF SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS FOR THE PURCHASE OF SHARES OF OUR COMMON STOCK

Overview

        On April 30, 2015, but effective as of April 23, 2015, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Alpha Capital Anstalt, an accredited institutional investor ("Alpha Capital"), pursuant to which we generated gross offering proceeds of $2,500,000 from the issuance and sale in a private offering of an aggregate of 2,500 shares of our newly authorized Series A Preferred Stock ("Series A Preferred Stock") and a stock purchase warrant for the purchase of 1,875,000 shares of our common stock, par value $0.01 per share ("Common Stock"), at an exercise price of $2.25 per share (the "Alpha Capital Warrant"). The Series A Preferred Stock is convertible into an aggregate of 2,500,000 shares of Common Stock at an initial conversion price of $1.00 per share. We have referred to such transactions in which we issued the Series A Preferred Stock and the Alpha Capital Warrant as the "April 2015 Equity Financing."

        Under the terms of the Series A Preferred Stock and the Alpha Capital Warrant, until we obtain stockholder approval of the April 2015 Financing Transaction, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Alpha Capital Warrant, cannot exceed 19.99% of the number of our Common Shares that were outstanding immediately prior to our execution of the Purchase Agreement on April 30, 2015. The closing under the Securities Purchase Agreement occurred on April 30, 2015.

Reasons for the April 2015 Equity Financing

        Our Board of Directors determined that the April 2015 Equity Financing was advisable and in our best interest and in the best interest of our stockholders, in order for us to have available capital with which to fund a portion of our anticipated operating costs, to negotiate and execute a transaction for refinancing some of our indebtedness and for other general corporate purposes. We entered into the April 2015 Equity Financing in order to raise funds necessary for those and other general working capital purposes.

Description of Series A Preferred Stock

        Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock that we filed with the Delaware Secretary of State on April 30, 2015 (the "Certificate of Designation"), the Series A Preferred Stock is non-voting (except to the extent required by law and except for certain consent rights relating to amending the certificate of incorporation or bylaws, and the like), and ranks senior to our Common Stock with respect to dividends and with respect to distributions upon our dissolution, liquidation or winding-up.

        The shares of Series A Preferred Stock were issued at a stated price of $1,000 per share. Each share of Series A Preferred Stock is convertible into a number of shares of Common Stock equal to the quotient determined by dividing (x) the stated value of $1,000 per share, by (y) a conversion price of $1.00. The conversion price of our Series A Preferred Stock is subject to full-ratchet, anti-dilution price protection. Under that provision, if we issue shares of our common stock at a price per share that is less than the conversion price of $1.00 per share, then the conversion price of our Series A Preferred Stock is automatically reduced to be equal to such lower price. The effect of that reduction is that, upon the issuance of shares of Common Stock at such lower price, the Series A Preferred Stock would be convertible into a greater number of shares of our Common Stock.

        We have also agreed with Alpha Capital with respect to the Series A Preferred Stock that:

            (i)  If the Company issues or agrees to grant, issue, or sell any common stock, equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of common stock, the holders of Preferred Stock will be issued the same purchase rights on an as-converted to common stock basis;

           (ii)  If the Company declares or makes any dividend or other distribution of its assets to holders of shares of common stock, the holders of the Preferred Stock have the right to participate in such distribution on an as-converted common stock basis;

          (iii)  If the Company effects a fundamental transaction, then upon any subsequent conversion of Preferred Stock, the holder thereof will have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor's or acquiring corporation's common stock or of our common stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which Preferred Stock is convertible immediately prior to such fundamental transaction. A "fundamental transaction" means: (a) a merger or consolidation with or into another entity, (b) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (d) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (e) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock; and

          (iv)  If certain "triggering events" occur, the holders of the Preferred Stock have a right of redemption at a premium or an increase in the dividend rate, subject to certain limitations imposed by the Company's Convertible Senior Notes. A "triggering event" includes, among other things, failure by the Company to fulfill certain obligations with respect to the registration of the shares underlying the Preferred Stock, failure by the Company to timely deliver the shares upon conversion of the Preferred Stock or failure by the Company to pay Alpha a "buy-in" for the late delivery of such shares, failure by the Company to have a sufficient number of authorized and unreserved shares upon conversion of the Preferred Stock, redemption by the Company of more than a de minimis number of junior securities, the Company being party to a change of control transaction, a voluntary or involuntary bankruptcy filing, the failure of the Company's common stock to be quoted or listed on a national trading exchange, a final monetary judgment for more than $250,000 or failure by the Company to fulfill to perform the other covenants, agreements or warranties under the Purchase Agreement or the other transaction documents and to cure such breach within 30 days.

Description of Alpha Capital Warrants

        Subject to certain "blocker" provisions, including an issuance limit that is in effect prior to our obtaining stockholder approval of the April 2015 Equity Transaction, the Alpha Capital Warrant is exercisable for 1,875,000 shares of our Common Stock at an initial exercise price of $2.25 per share. The Alpha Capital Warrant has a 5 year term beginning six months following issuance, or on October 30, 2015, and a cashless exercise provision in the event there is no effective registration statement covering the Common Stock issuable upon exercise of the Alpha Capital Warrant. The Alpha Capital Warrants are not exercisable for the first six months following issuance.

        The Alpha Capital Warrant is subject to full-ratchet, anti-dilution price protection. Under that provision, if, while that full-ratchet, anti-dilution price protection is in effect, we issue shares of our common stock at a price per share that is less than the conversion price of $2.25 per share, then the conversion price of the Alpha Capital Warrant is automatically reduced to be equal to such lower price. The effect of that reduction is that, upon the issuance of shares of Common Stock at such lower price, the Alpha Capital Warrant would be convertible into a greater number of shares of our Common Stock.

        If the Company issues shares of common stock for certain purposes at any time prior to October 30, 2015, the exercise price of the warrants may be adjusted to maintain an aggregate value of $2,250,000, which was the agreed-upon Black Scholes value as of the April 30, 2015 issuance date. Events that would give the holder of the Alpha Capital Warrants the opportunity to elect to adjust the Alpha Capital Warrant to maintain an aggregate value of $2,250,000 include (a) issuances of common stock to the holders of the Subordinated Notes due 2017 or to the holders of the Convertible Senior Notes as part of a transaction to extinguish such debt or (b) issuances of common stock by the Company to satisfy the Company's obligations under those tax reimbursement agreements, dated September 11, 2012, by and between the Company and Blackstone Oil & Gas, LLC, Omega Energy, LLC and Lara Energy, Inc.

        The terms of the Alpha Capital Warrants provide that if the Company effects a fundamental transaction, then upon any subsequent exercise of an Alpha Capital Warrant, the holder thereof will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor's or acquiring corporation's common stock or of the Company's common stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such fundamental transaction.

        The Alpha Capital Warrants also contain a call provision that grants the Company the ability to call for cancellation all unexercised warrants for a price equal to $1.60 per share of the initial shares of common stock underlying each Alpha Capital Warrant, or an aggregate of $3 million for all Alpha Capital Warrants issued. The Company may exercise this right only during the period that begins on the 181st day following the date of issuance and ends on the 270th day following the date of issuance, subject to certain additional conditions as set forth in the Alpha Capital Warrant (including possible extensions if certain other conditions are met).

        If at any time after the six month anniversary of the April 2015 Financing the shares of common stock issuable under the warrants are not registered under the Securities Act of 1933, as amended, the warrants may be exercised on a cashless basis.

Other Terms of the April 2015 Financing

        Pursuant to the terms of the Purchase Agreement, we also have agreed with Alpha Capital that while Alpha Capital holds Series A Preferred Stock and the Alpha Capital Warrant, we will not effect or enter into an agreement to effect a "Variable Rate Transaction," which means a transaction in which the Company: (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of the common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company; or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company may sell securities at a future determined price. The "Effective Date" is the earliest of the date that (i) the initial Registration

Statement has been declared effective by the SEC, (ii) all of the underlying shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, or (iii) is the one year anniversary of the transaction, in each case provided that certain conditions are met.

        The Company also agreed with Alpha Capital pursuant to the Purchase Agreement that: (i) if the Company issues or agrees to issue equity securities in a financing transaction within the 12 months following the Effective Date, Alpha Capital will have the right to participate in such financings; (ii) if the Company issues any securities that have more advantageous terms than the Preferred Stock while the Preferred Stock is outstanding, Alpha Capital will have the right to exchange the Preferred Stock for such securities with more advantageous terms and (iii) the Company will indemnify Alpha Capital against certain losses resulting from the Company's breach of any of its representations, warranties, or covenants under agreements with Alpha, as well as under certain other circumstances described in the Purchase Agreement.

        The Company also agreed that it would not issue shares of common stock, or securities exercisable for or convertible into shares of common stock, in cash financing transaction for a price of less than $1.00 per share until we obtain stockholder approval for the April 2015 Financing. Furthermore, the Company also agreed not to issue any equity securities, or securities exercisable for or convertible into equity securities, in cash financing transactions until 30 days after the Effective Date. Such limitations on future issuances and Alpha Capital's right to participate in future financings do not apply to certain "Exempt Issuances," which allows us to effectuate compensatory equity issuances to our employees and consultants and to issue shares in merger and acquisition transactions and other transactions in which we may issue shares for assets.

        We have also agreed with Alpha Capital pursuant to the Purchase Agreement that, for a period of one year after the closing of the April 2015 Equity Financing, we will not effectuate a reverse or forward stock split or reclassification of our common stock without the approval of Alpha Capital unless required to maintain the listing of our common stock on a national securities exchange.

        Alpha Capital has agreed to be subject to certain "blocker" provisions that limit the conversion of their shares of Series A Preferred Stock and that limit their ability to exercise the Alpha Capital Warrant. Those "blocker" provisions (i) prevent Alpha Capital's percentage ownership of our Common Stock at any given time from exceeding 9.99% of our outstanding Common Stock; or (ii) prevent us from issuing any shares of Common Stock to Alpha Capital upon the conversion by such Investor of Series A Preferred Stock or exercise of the Alpha Capital Warrant or pursuant to the Anti-Dilution Share Issuance Commitment, if the issuance of such shares to Alpha Capital, when aggregated with all other shares of Common Stock sold to Alpha Capital under the Purchase Agreement together with all shares of Common Stock issued upon the conversion of Series A Preferred Stock and the Alpha Capital Warrant, would result in the total issuance of Common Stock to exceed 19.99% of our outstanding Common Stock, without first obtaining the approval of our stockholders. We have agreed to seek stockholder approval at the annual meeting for the terms of the Series A Preferred Stock and the issuance and delivery in the aggregate of that number of shares of Common Stock exceeding 19.99% of the outstanding shares of Common Stock upon conversion of the Series A Preferred Stock or exercise of the Alpha Capital Warrant or pursuant to anti-dilution adjustments and otherwise, and we have further agreed that if we do not obtain such stockholder approval at the annual meeting, then we will be required to call further meetings thereafter to seek such stockholder approval until such stockholder approval is obtained.

Possible Effects on Rights of Existing Stockholders

        The Series A Preferred Stock is senior to our Common Stock with respect to dividends and liquidation preferences. Existing stockholders also will suffer significant dilution in ownership interests and voting rights upon the conversion of the Series A Preferred Stock or the exercise of the Alpha Capital Warrant and under the terms of, or pursuant to, the commitments in the Certificate of Designation or the Alpha Capital Warrant to make anti-dilution adjustments or to issue additional securities to Alpha Capital. Upon conversion of any or all of the Series A Preferred Stock, the percentage ownership interests of our existing stockholders would be correspondingly reduced. The amount described above does not give effect to (i) the issuance of additional shares of Common Stock due to potential future anti-dilution adjustments on the Series A Preferred Stock, including as a result of the issuance of the Subordinated Notes Exchange Shares described in Proposal 3, if such transaction was to occur, (ii) the issuance of shares of Common Stock pursuant to the warrants held by the holders of Senior Secured Notes, or anti-dilution adjustments on such warrants as a result of the April 2015 Financing, or other outstanding options and warrants, or (iii) any other future issuances of our Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Reasons for Stockholder Approval

        The initial conversion price of the Series A Preferred Stock, $1.00, is less than the greater of the book or market value of our Common Stock immediately before we entered into the Purchase Agreement. In addition, the terms of the Purchase Agreement, the Series A Preferred Stock, and the Alpha Capital Warrant include anti-dilution adjustments and other obligations to issue Alpha Capital shares of common stock that could result, in the future, in the issuance of additional shares of Common Stock and in a reduction of the conversion price of the Series A Preferred Stock and the Alpha Capital Warrant. If this Proposal is approved, then the aggregate number of shares of Common Stock issued in the April 2015 Equity Financing, when added to the number of shares issuable upon conversion of the Series A Preferred Stock and the exercise of the Alpha Capital Warrant, will exceed 20% of our Common Stock currently outstanding. We seek your approval of this Proposal in order to satisfy the requirements of the NASDAQ 20% Rule with respect to the April 2015 Equity Financing.

        The Purchase Agreement requires us to submit this Proposal to our stockholders at a stockholders meeting. Approval of this Proposal will constitute approval pursuant to the NASDAQ 20% Rule. The information set forth in this Proposal is qualified in its entirety by reference to the actual terms of the Certificate of Designation, the Warrant and the Purchase Agreement attached as exhibits 4.1, 4.2 and 10.1, respectively, to the Company's Current Report on Form 8-K filed on April 30, 2015. Stockholders are urged to carefully read these documents.

Vote Required

        This Proposal to approve the issuance of shares equal to 20% or more of our outstanding Common Stock that are issuable pursuant to conversion of the Series A Preferred Stock and exercise of the Alpha Capital Warrants, including pursuant to the anti-dilution provisions of the Purchase Agreement, the Series A Preferred Stock, and the Alpha Capital Warrant, will be approved if a majority of the total votes cast on the proposal in person or by proxy are voted in favor of such ratification and approval. However, our largest three shareholders—Todd Brooks, Gaston Kearby and John Hearn—have each entered into voting agreements with Alpha Capital in which they have agreed to vote their common stock in favor of approval of this Proposal 4. Thus, even if you vote against this proposal, it will be approved if those stockholders honor their contractual obligations.

Consequences of Not Approving this Proposal

        If we do not obtain stockholder approval of this Proposal at the annual meeting, we will be required to call an additional meeting thereafter to seek such stockholder approval until such stockholder approval is obtained. Furthermore, our Purchase Agreement with Alpha Capital provides that, unless and until stockholder approval has been obtained, we cannot enter into financing transactions that involve the issuance of common stock or common stock equivalents below the higher of the then-applicable exercise price of the warrants ($2.25 as of the date hereof) or $1.00 per share, or that could be integrated with the April 2015 Financing for purposes of the NASDAQ's corporate governance rules.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ISSUE SHARES OF 20% OR MORE OF OUR OUTSTANDING SHARES OF COMMON STOCK IN CONNECTION WITH THE ISSUANCE ON APRIL 30, 2015 OF SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS FOR THE PURCHASE OF SHARES OF OUR COMMON STOCK

CAPITALIZATION

        If stockholders approve Proposals 3 and 4, and the Company were to issue the maximum number of shares issuable under such proposals, there would be significant changes to the capitalization of the Company. The following table shows the effects of the transactions contemplated by such proposals on our cash and cash equivalents and capitalization as of March 31, 2015:

  1)
  On an actual basis;

  2)
  On a pro forma combined, as adjusted basis to give effect to the following:

  a)
  the issuance of 37,026,784 shares of our common stock (both through direct issuance and through warrants) assuming a price per share of our common stock of $1.63 per share, which was the closing price for our common stock on March 31, 2015, in exchange for $47,330,000 in aggregate principal plus accrued and unpaid interest and interest paid-in-kind as additional principal of our Subordinated Notes;

  b)
  the issuance of 4,375,000 of shares of our common stock assuming a price per share of our common stock of $1.00 per share, which was the negotiated price for our common stock in the April 2015 Equity Financing as a result of the conversion of all Series A Preferred Stock and the exercise in full of the Alpha Capital Warrant; and

This table is unaudited and should be read in conjunction with our consolidated financial statements and the notes thereto, for the quarter ended March 31, 2015, which are included in our Quarterly report on Form 10-Q filed with the SEC on May 14, 2015:

	As of March 31, 2015 (in thousands)
	Actual	Pro Forma Combined, As Adjusted(A)
Cash and cash equivalents	$1,073	$3,073

Debt
Senior Secured Notes, net	(13,795)	(13,795)
Subordinated Notes	(48,283)	—

Total debt	$(93,742)	$(45,459)
Total stockholders' deficit	$(65,512)	$(16,804)

(A)
Includes the effects of the April 2015 Equity Financing as if such transaction had closed on March 31, 2015, including conversion of preferred stock and exercising warrants into common stock, but excluding gains or losses on warrants issued as a result of approving Proposals 3 and 4, and the effect of anti-dilution adjustments in warrants held by the holders of our Senior Secured Notes and Alpha Capital that were triggered as a result of the April 2015 Equity Financing and the exchange of the Subordinated Notes described in Proposal 3. Accordingly, the Pro Forma Combined, As Adjusted capitalization is not reflective of the actual capitalization upon conversion due to the omission of incremental anti-dilution and gains or losses on warrants.

 ANTICIPATED EQUITY OWNERSHIP

        In addition to the changes to our capitalization described above, if stockholders approve Proposals 3 and 4 and the Company were to issue the maximum number of shares issuable under such proposals, there would be significant changes to the beneficial ownership of the Company's common stock. The following table is presented using information as of May 20, 2015 and illustrates the potential dilutive effect of the issuance of the number of shares under such proposals using a recent stock price and the maximum number of shares under such proposals:

	Prior to the transactions described in Proposals 3 and 4		After the transactions described in Proposals 3 and 4 using a recent stock price(a)			After the transactions described in Proposals 3 and 4 using the maximum number of shares issuable(b)
	Number of Shares	%	Number of Shares		%	Number of Shares		%
Todd A. Brooks	3,058,884	23.0%	17,326,888		28.7%	23,176,770		29.7%
John E. Hearn, Jr.	2,067,020	15.6%	16,335,024		27.0%	22,184,906		28.4%
Gaston L. Kearby	2,082,020	15.7%	16,350,024		27.0%	22,199,906		28.5%
Non-Founder shares currently outstanding	6,076,923	45.7%	6,076,923		10.0%	6,076,923		7.8%
Subtotal	13,284,847	100%	56,088,860		92.8%	73,638,505		94.4%
Shares issued per Proposal 4	—	N/A	4,375,000	(c)	7.2%	4,375,000	(c)	5.6%

(a)
Calculations are made assuming a price per share of our common stock of $1.41 per share, which was the closing price for our common stock on May 20, 2015.

(b)
Calculations are made assuming a price per share of our common stock of $1.00 per share, which is the basis for the maximum number of shares issuable pursuant to Proposal 3. The use of $1.00 per share does not reflect the deal that would be negotiated and has been designated solely to enable a calculation of the maximum number of shares that are subject to approval under Proposal 4. The actual price for the shares issued will be determined by the Conflict Committee's negotiations with the Subordinated Note Holders and may be higher than $1.00 per share.

(c)
Represents the total number of shares that may be issued to Alpha Capital at the relevant stock price if Proposal 4 is approved. However, Alpha Capital will be limited to holding a number of shares equal to 4.99% of the number of common shares outstanding at any time. Excludes shares issuable as a result of anti-dilution adjustments occurring after the April 2015 Financing.

        The number of shares of common stock included in the table above is based on 13,284,847 shares outstanding as of May 20, 2015 prior to the transactions described in Proposals 3 and 4, and exclude as of May 20, 2015:

  •
  3,764,017 shares of common stock issuable upon the exercise of outstanding warrants held by the holders of our Senior Secured Notes with a weighted average exercise price of $1.94 per share;

  •
  316,713 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $6.30 per share; and

  •
  138,426 shares of common stock reserved for future grants and awards under our equity incentive plans;

 PROPOSAL 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected BDO USA, LLP ("BDO") as independent registered public accountants of the Company to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2015 and the board of directors has determined that it would be desirable to request that the stockholders ratify such appointment.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.

        Before selecting BDO, the Audit Committee considered the firm's qualifications as independent registered public accountants and concluded that based on BDO's prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by BDO would impair BDO's independence and concluded that they did not. Although the selection of the auditors is ratified by the board of directors, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        A representative of BDO will attend our annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        The aggregate fees for professional services rendered by our principal accountants, BDO, for the year ended December 31, 2014 were:

2014
Audit Fees	$404,425
Audit-Related Fees	—
Tax Fees(1)	139,293
All Other Fees	—

Total	$543,718

(1)
Consists of federal and state income tax consulting ($62,113) and compliance ($77,180).

        The company must designate an individual with suitable skill, knowledge and experience to oversee the consulting engagement, evaluate the adequacy and results of the services performed, accept responsibility for the results of the services and establish and maintain internal controls and monitor ongoing activities.

        In regard to executive compensation services, as required by the PCAOB, all services are approved in advance by the Audit Committee. All compensation consulting services are provided under the terms of a separate engagement letter that describes the approved services and the company's acceptance of its responsibilities. Under the terms of the engagement, BDO does not perform management functions or make any management decisions. The company must designate an individual with suitable skill, knowledge and experience to oversee the consulting engagement, evaluate the adequacy and results of the services performed, accept responsibility for the results of the services and establish and maintain internal controls and monitor ongoing activities.

Vote Required for Approval

        Stockholder ratification is not required for making such appointment for the fiscal year ending December 31, 2015 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the board of directors or the Audit Committee would take if stockholders do not approve the appointment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, executive officers and persons who own more than 10% of our common stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of common stock (Forms 4 and Forms 5) with the SEC as well as provide copies of the reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person, except as disclosed below, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its Section 16 Persons were met.

        Scott Gaille failed to timely file one Statement of Changes in Beneficial Ownership on Form 4. Mr. Gaille filed the Form 4 on January 22, 2014.

        Kevin J. Schepel failed to timely file one Statement of Changes in Beneficial Ownership on Form 4. Mr. Schepel filed the Form 4 on August 18, 2014.

        Paul F. Jansen failed to timely file one Statement of Changes in Beneficial Ownership on Form 4. Mr. Jansen filed the Form 4 on February 17, 2015.

Stockholder Proposals

        Each year the board of directors submits its nominations for election of directors at the annual meeting of stockholders. The board of directors will consider properly presented proposals of stockholders intended to be presented for action at the annual meeting of stockholders. Such proposals must comply with the applicable requirements of the SEC and our amended and restated bylaws. Under our amended and restated bylaws, a notice of intent of a stockholder to bring any matter before the annual meeting shall be made in writing and generally must be received at our principal executive offices not more than 180 days and not less than 120 days prior to the first anniversary of the preceding year's annual meeting. Every such notice by a stockholder shall set forth: (a) with respect to each matter, if any, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) with respect to each person, if any, whom the stockholder proposes to nominate for election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended; (c) the name and address, as they appear on the Company's records, of the stockholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (d) the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (e) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. For more detailed instructions relating to any such notice, stockholders are encouraged to refer to Section 2.5 of our amended and restated bylaws, which are available at no charge from the Company or by reference to Exhibit 3.2 to our current report on Form 8-K filed with the SEC on February 22, 2012. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All stockholder proposals should be sent to our Secretary at 1301 McKinney Street, Suite 2800, Houston, Texas 77010.

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2016 annual meeting of stockholders must be received no later than February 5, 2016. To be considered for presentation at the 2016 annual meeting of stockholders, although not included in the proxy statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the board for the 2016 annual meeting of stockholders will confer discretionary authority to vote on any such stockholder proposal presented at the 2016 annual meeting of stockholders unless we are provided with notice of such proposal no later than 90 days prior to the date of the 2016 annual meeting of stockholders.

Communications with Directors or the Board of Directors

        Stockholders wishing to communicate with the board of directors should send any communication to our Secretary at 1301 McKinney Street, Suite 2800, Houston, Texas 77010. Any such communication should state the number of shares of common stock beneficially owned by the stockholder making the communication. Communications received are distributed to the board or to any individual director or directors as appropriate, depending upon the directions and the facts and circumstances outlined in the communication. The board of directors has directed the Secretary to forward such communication to the full board of directors or to any individual director or directors to whom the communication is directed, excluding only any communication that does not relate to the business or affairs of the Company or the function or duties of the board of directors or any of its committees, or is a job inquiry or an advertisement or other commercial solicitation or communication.

Availability of Annual Report

        The Annual Report to Stockholders of the Company for the year ended December 31, 2014, as amended including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. The Company will furnish a copy of its Annual Report for the year ended December 31, 2014, without exhibits, free of charge to each person who forwards a written request to our Secretary at 1301 McKinney Street, Suite 2800, Houston, Texas 77010.

Householding

        The SEC permits a single copy of the proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

        As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one copy of the proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate copy of the proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate copies of the proxy statement wishes to receive a single copy of the proxy statement in the future, that stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, 1301 McKinney Street, Suite 2800, Houston, Texas 77010, telephone number (713) 595-1900. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the proxy statement to a beneficial stockholder at a shared address to which a single copy of the proxy statement was delivered.

ANNEX A
FORM OF AMENDMENT TO ZAZA ENERGY CORPORATION LONG-TERM INCENTIVE PLAN
FIRST AMENDMENT TO
ZAZA ENERGY CORPORATION
2012 LONG-TERM INCENTIVE PLAN
(as amended and restated on February 6, 2015)

        THIS FIRST AMENDMENT is hereby made to the ZaZa Energy Corporation 2012 Long-Term Incentive Plan as amended and restated on February 6, 2015 (the "Plan") by ZaZa Energy Corporation (the "Company").

W I T N E S S E T H

        WHEREAS, the Company has heretofore established and maintains the Plan; and

        WHEREAS, the Company retained the right in Section 1.7 of the Plan to amend the Plan from time to time; and

        WHEREAS, in order to assure that there are sufficient shares of common stock, par value $0.01 per share, of the Company available for future awards under the Plan, the Company desires to amend the Plan to (a) add an additional 10,000,000 shares to the Plan to ensure that additional shares are made available for issuance under the Plan; (b) allow for increases in shares available for award under the Plan to increase automatically in an amount equal to 15% of each offering, exchange or other issuance of common stock unless otherwise determined by the Board of Directors, (c) increase various limitations on the maximum number of common shares of the Company that may be issued to any one participant under the Plan in any one calendar year and (d) allow common shares subject to Awards that cease to be issuable as a result of forfeiture, cancellation, revocation, or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash to again be available for use under the Plan.

        NOW THEREFORE, subject to applicable approval of the stockholders of the Company, the Plan is amended as follows:

          1.     Effective as of the date approved by the stockholders of the Company, Section 1.3(a) of the Plan is amended and restated in its entirety to read as follows:

            (a)    Authorized Common Shares.    The maximum number of shares of Common Stock that may be issued under the Plan shall be 12,336,460 shares. Notwithstanding this limitation, the aggregate number of shares of Common Stock that may be issued under the Plan shall be automatically increased (i) on June 30 of each fiscal year of the Company, commencing on June 30, 2015, by an amount equal to two percent of the then issued and outstanding shares of Common Stock and (ii) upon shares of Common Stock being issued from time to time for offerings, exchanges or other purposes excluding issuances in connection with Awards and events described in Section 1.3(c), by an amount equal to fifteen percent of the number of shares of Common Stock issued or a lesser number of Common Stock as determined by the Committee. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 50,000,000 shares, subject to the maximum Plan share limit described above. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 1.3(c). The shares of Common Stock to be delivered under the Plan shall be fully paid and nonassessable and may be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock acquired in the

A-1

    open market. No fractional shares shall be issued under the Plan. Payment for any fractional shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash. Each share of Common Stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the foregoing maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of shares of Common Stock remaining available for Award under the foregoing maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, shares of Common Stock, (i) tendered in payment of the Exercise Price of any Option, (ii) tendered to or withheld by the Company to satisfy tax withholding or other obligations, and/or (iii) repurchased by the Company, whether with Option proceeds or otherwise. Notwithstanding anything in this paragraph to the contrary, any shares that cease to be issuable as a result of forfeiture, revocation, cancelation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash may be again be available for Awards under the Plan.

          2.     Effective as of the date approved by the stockholders of the Company, Section 1.3(b) of the Plan is amended and restated in its entirety to read as follows:

            (b)    Certain Limitations on Awards.    The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights (combined) awarded to any one Participant pursuant to this Plan in any calendar year shall not exceed 10,000,000 shares. The maximum number of shares of Common Stock which may be subject to Awards of Restricted Stock made to any one Participant pursuant to this Plan in any calendar year shall be 10,000,000 shares. The maximum amount of compensation which may be paid to any Participant in any calendar year pursuant to Awards of Restricted Stock Units shall not exceed $10,000,000. The maximum amount of compensation which may be paid to any Participant in any calendar year pursuant to Awards of Phantom Stock under this Plan shall not exceed the Fair Market Value (determined as of the date of vesting) of 10,000,000 shares of Common Stock. The maximum amount of compensation that may be paid to any Participant in any calendar year pursuant to Other Stock or Performance-Based Awards under this Plan, (i) if the compensation under the Other Stock or Performance-Based Awards is denominated under the Award Agreement only in terms of shares of Common Stock or a multiple of the FMV Per Share of Common Stock, shall not exceed the Fair Market Value (determined as of the date of vesting) of 10,000,000 shares of Common Stock; or (ii) in all other cases, shall not exceed $10,000,000. The maximum amount of compensation any Participant can be paid in any calendar year pursuant to Awards that are intended to comply with the requirements for Performance-Based Compensation (and are designated as such) shall not exceed $10,000,000. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 1.3(c).

        IN WITNESS WHEREOF, the Amendment is adopted and effective on                            , the date approved by the stockholders of the Company.

ZAZA ENERGY CORPORATION
By:
Name:
Title:

A-2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on July 5, 2015. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010-3033

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on July 5, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Using a blue or black ink pen, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M90103-P67754	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZAZA ENERGY CORPORATION

To vote FOR all of the Board of Directors’ recommendations, do not check any of the boxes, date and sign below and return the form in the postage paid envelope.
The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3, 4 and 5.
		For	Withhold			For	Against	Abstain
1.	Nominees to serve a one year term:
	1a. Todd A. Brooks 1b. Travis H. Burris 1c. John E. Hearn, Jr. 1d. Gaston L. Kearby 1e. A. Haag Sherman 1f. Herbert C. Williamson	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	2.

Approve an amendment to the ZaZa Energy Corporation Long-Term Incentive Plan that, among other things, increases the available shares of our common stock available for issuance by 10 million shares and provides for automatic subsequent increases equal to 15% of future common stock issuances.

						☐	☐	☐
				3.	Approve the issuance of 20% or more of outstanding shares of our common stock in connection with the exchange of our 8.00% Subordinated Notes due 2017.	☐	☐	☐
				4.	Approve the issuance of 20% or more of outstanding shares of our common stock in connection with the issuance of our Series A Convertible Preferred Stock and Warrants on April 30, 2015.	☐	☐	☐
				5.	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If none of the boxes above are checked, your signature(s) below authorize(s) the proxies to vote “FOR” all Board of Directors’ recommendations.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

M90103-P67754

Annual Meeting of Stockholders
Friday, July 6, 2015, 11:00 a.m. Central Time
Coronado Club
909 Milam #500
Houston, Texas 77002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ZAZA ENERGY CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS OF ZAZA ENERGY CORPORATION TO BE HELD ON July 6, 2015.

The undersigned hereby appoints Todd A. Brooks and Scott Gaille, and each of them, any one of whom may act without joinder of the other, with full power of substitution, resubstitution and ratification, attorneys and proxies of the undersigned to vote all shares of common stock of ZaZa Energy Corporation that the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Coronado Club, 919 Milam #500, Houston, Texas 770002, on July 6, 2015, at 11:00 a.m., Central Time, and at any adjournment or postponement thereof, in the manner stated herein as to the matters set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF AN AMENDMENT TO THE ZAZA ENERGY CORPORATION LONG-TERM INCENTIVE PLAN DESCRIBED IN PROPOSAL 2, FOR THE APPROVAL OF THE ISSUANCE OF SHARES IN CONNECTION WITH THE EXCHANGE OF 8.00% SUBORDINATED NOTES DUE 2017 DESCRIBED IN PROPOSAL 3, FOR THE APPROVAL OF THE ISSUANCE OF SHARES IN CONNECTION WITH THE ISSUANCE OF OUR SERIES A CONVERTIBLE STOCKS AND WARRANTS DESCRIBED IN PROPOSAL 4, AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DESCRIBED IN PROPOSAL 5, AND, IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF ZAZA’s ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2014, AS AMENDED, AND ITS NOTICE OF 2015 ANNUAL MEETING AND RELATED PROXY STATEMENT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side